EXHIBIT 10.8

                            ASSET PURCHASE AGREEMENT
                              dated March 29, 2000

                                  BY AND AMONG

                            SFBC INTERNATIONAL, INC.,

                         SFBC/PHARMACEUTICAL DEVELOPMENT

                                ASSOCIATES, INC.,

                           PHARMACEUTICAL DEVELOPMENT

                                ASSOCIATES, INC.,

                                       and

                          CLINICAL SITE SERVICES CORP.

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                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
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
ARTICLE 1  DEFINITIONS............................................................................................1
ARTICLE 2  PURCHASE OF ACQUIRED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES.....................................11
   Section 2.01.  Purchase of Assets.............................................................................11
   Section 2.02.  Assumption of Specified Liabilities............................................................12
   Section 2.03.  Subsequent Documentation.......................................................................12
   Section 2.04.  Assignment of Contracts........................................................................13
ARTICLE 3  PURCHASE PRICE........................................................................................13
   Section 3.01.  Purchase Price.................................................................................13
   Section 3.02.  Manner of Payment of Purchase Price............................................................15
   Section 3.03.  The Earn-Out...................................................................................16
   Section 3.04.  Fair Consideration.............................................................................18
ARTICLE 4  CLOSING...............................................................................................18
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SELLERS AND CLINSITE................................................19
   Section 5.01.  Organization...................................................................................19
   Section 5.02.  Qualifications to Do Business..................................................................19
   Section 5.03.  Authorization and Validity of Agreement........................................................19
   Section 5.04.  No Conflict or Violation.......................................................................19
   Section 5.05.  Consents and Approvals.........................................................................20
   Section 5.06.  Unaudited Financial Statements.................................................................20
   Section 5.07.  Absence of Certain Changes or Events...........................................................20
   Section 5.08.  Tax Matters....................................................................................21
   Section 5.09.  Absence of Undisclosed Liabilities.............................................................21
   Section 5.10.  Real Property..................................................................................21
   Section 5.11.  Leased Real Property...........................................................................21
   Section 5.12.  Equipment and Machinery........................................................................22
   Section 5.13.  Accounts Receivable............................................................................22
   Section 5.14.  Intellectual Property..........................................................................22
   Section 5.15.  Compliance with Law............................................................................23
   Section 5.16.  Litigation.....................................................................................23
   Section 5.17.  Employee Benefit Plans.........................................................................23
   Section 5.18.  Environmental Compliance.......................................................................24
   Section 5.19.  Licenses and Permits...........................................................................25
   Section 5.20.  Personnel; Labor...............................................................................26
   Section 5.21.  Insurance......................................................................................26
   Section 5.22.  Material Contracts.............................................................................27
   Section 5.23.  Customers and Suppliers........................................................................28
   Section 5.24.  Absence of Certain Business Practices..........................................................28
   Section 5.25.  Severance Arrangements.........................................................................29
   Section 5.26.  Shareholders...................................................................................29
   Section 5.27.  Year 2000 Compliance...........................................................................29
   Section 5.28.  Investment Representations and Restrictions on Transfer........................................30
   Section 5.29.  No Other Agreements to Sell Assets.............................................................31
   Section 5.30.  Broker's and Finder's Fees.....................................................................31
   Section 5.31.  Non-Compete Agreements.........................................................................30
   Section 5.32.  All Material Information.......................................................................31
   Section 5.33.  Superior Proposal..............................................................................31
   Section 5.34.  Other Borrowers................................................................................30
   Section 5.35.  Conduct of Business ...........................................................................30
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SFBC..................................................32
   Section 6.01.  Organization...................................................................................32
   Section 6.02.  Authorization and Validity of Agreement........................................................32
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ARTICLE                                                                                                        PAGE
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   Section 6.03.  No Conflict or Violation.......................................................................33
   Section 6.04.  Consents and Approvals.........................................................................33
   Section 6.05.  Financial Statements...........................................................................33
   Section 6.06.  Absence of Certain Changes or Events...........................................................33
   Section 6.07.  Absence of Undisclosed Liabilities.............................................................34
   Section 6.08.  Compliance with Law............................................................................34
   Section 6.09.  Litigation.....................................................................................34
   Section 6.10.  Related Party Transactions.....................................................................34
   Section 6.11.  Year 2000 Compliance...........................................................................35
   Section 6.12.  All Material Information.......................................................................35
   Section 6.13.  Broker's and Finder's Fees.....................................................................35
   Section 6.14.  Environmental Compliance.......................................................................35
   Section 6.15.  Insurance......................................................................................36
ARTICLE 7  TAXES.................................................................................................37
   Section 7.01.  Taxes; Transfer Taxes..........................................................................37
   Section 7.02.  Cooperation on Tax Matters.....................................................................37
   Section 7.03.  Allocation of Purchase Price...................................................................38
ARTICLE 8  COVENANTS PRIOR TO CLOSING............................................................................38
   Section 8.01.  Sellers' and Clinsite's Covenants..............................................................38
   Section 8.02.  Access.........................................................................................39
   Section 8.03.  Cooperation....................................................................................39
ARTICLE 9  CONDITIONS OF CLOSING.................................................................................39
   Section 9.01.  Conditions Precedent to the Obligations of Sellers and Clinsite to Complete the Closing........39
   Section 9.02.  Conditions Precedent to the Obligations of SFBC and Purchaser to Complete the Closing..........40
ARTICLE 10 POST CLOSING COVENANTS................................................................................42
   Section 10.01. The Earn-Out...................................................................................42
   Section 10.02. Post-Closing Access and Delivery of Reports....................................................42
   Section 10.03. Covenant Not to Compete........................................................................43
   Section 10.04. Change of Business Name........................................................................43
   Section 10.05. Further Assurances.............................................................................44
   Section 10.06. Right of First Refusal.........................................................................44
   Section 10.07. Underwriting Arrangements......................................................................44
   Section 10.08. Registration Rights Agreement..................................................................45
   Section 10.09. Miscellaneous..................................................................................45
   Section 10.10. Employment of Personnel........................................................................45
   Section 10.11. Advances to Clinsite...........................................................................45
   Section 10.12. Option to Purchase the Assets of LeeCoast......................................................46
   Section 10.13. Cash Transfers; Conduct of Operations..........................................................48
   Section 10.14. Scott Davis' Employment........................................................................49
ARTICLE 11 SURVIVAL..............................................................................................49
ARTICLE 12 INDEMNIFICATION.......................................................................................50
   Section 12.01. Indemnification of Purchaser...................................................................50
   Section 12.02. Indemnification by SFBC and Purchaser..........................................................51
   Section 12.03. Procedure......................................................................................52
ARTICLE 13 NO SOLICITATION; VOTING AGREEMENT.....................................................................52
   Section 13.01. No Solicitation................................................................................52
ARTICLE 14 TERMINATION...........................................................................................54
   Section 14.01. Termination of Agreement.......................................................................54
   Section 14.02. Effect of Termination..........................................................................54
ARTICLE 15 MISCELLANEOUS.........................................................................................55
   Section 15.01. Public Announcements...........................................................................55
   Section 15.02. Expenses.......................................................................................55
   Section 15.03. Severability...................................................................................55
   Section 15.04. Counterparts...................................................................................55
   Section 15.05. Benefit........................................................................................55
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ARTICLE                                                                                                        PAGE
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
   Section 15.06.  Notices and Addresses.........................................................................56
   Section 15.07.  Attorney's Fees...............................................................................57
   Section 15.08.  Oral Evidence.................................................................................57
   Section 15.09.  Arbitration...................................................................................57
   Section 15.10.  Headings......................................................................................57
   Section 15.11.  Construction..................................................................................57
   Section 15.12.  Governing Law; Jurisdiction...................................................................58
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         This ASSET PURCHASE AGREEMENT (the "Agreement") has been entered into as of March 29, 2000 by and among SFBC International, Inc. a Delaware corporation ("SFBC"), SFBC/Pharmaceutical Development Associates, Inc., a
Florida corporation ("Purchaser"), Pharmaceutical Development Associates, Inc.,
a North Carolina corporation ("PDA" or "Seller"), and CLINICAL SITE SERVICES
CORP., a Tennessee corporation ("Clinsite").

                                    RECITALS

         1. WHEREAS, Seller is engaged in the clinical research business, primarily in the area of managing Phase III clinical trials, (being sometimes referred to hereafter as the "Business") and Clinsite as a part of its operations has at times also engaged in Phase III clinical trials and, to the extent that Clinsite has assets which would be useful to Purchaser in its future conduct of the Business, such assets will be sold to Purchaser hereunder.

         2. WHEREAS, of the one thousand (1,000) authorized, issued and outstanding common stock of PDA, Clinsite owns of record and beneficially all shares, subject to a pledge in favor of PCLP (as hereinafter defined) and certain other parties,

         3. WHEREAS, Purchaser desires to purchase the Business and the assets of Seller used in the Business and Seller desires to sell the Business and such assets to Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants, and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated below:

         "Accounts Receivable" means all accounts and notes receivable, rights to refunds, and deposits and prepaid items or credits of Seller, excluding inter-company items receivable from Clinsite and other affiliates of Seller, as reflected on Schedule 1.

         "Acquired Assets" means (i) the Accounts Receivable, Assigned Contracts, cash, deposits and prepaid assets belonging to Seller, Equipment and Machinery, Files and Records, Intangible Assets, Intellectual Property, Inventory, Licenses and Permits (to the extent transferable by Seller), Leased Real Property, work-in-process, and all other assets of Seller (excluding inter-company items) as of the Closing Date (including all such items shown or reflected in the December 31, 1999 balance sheet of Seller, with additions thereto, net of dispositions in the Ordinary Course of Business, since December 31, 1999), of every kind, nature, character, and description, whether real, personal or mixed, whether accrued, contingent or other, and wherever situated, and whether or not reflected in any financial statement of Seller, but excluding the Excluded Assets, and (ii) the Clinsite Intellectual Property and accounts receivable of Clinsite relating to the Business which are reflected on

Schedule 1. In no event does the term "Acquired Assets" include any assets of Seller's Subsidiary.

         "Acquisition Proposal" has the meaning specified in Section 13.01.

         "Act" means the Securities Act of 1933, as amended.

         "Adjusted Net Income" has the meaning set forth in Section 3.03(a).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

         "Assigned Contracts" means the Customer Contracts, Real Property Leases, Material Contracts, those Equipment and Machinery leases and agreements specified in Schedule 5.12, and those Other Contracts specifically designated as Assigned Contracts on Schedule 5.22.

         "Assignment and Assumption Agreement" has the meaning specified in
Section 3.02(c).

         "Assumed Liabilities" has the meaning specified in Section 2.02.

         "Balance Sheet Date" means the date of Seller's Balance Sheet.

         "Bulletin Board" has the meaning specified in Section 3.03.

         "Business" has the meaning specified in the Recitals hereto.

         "Business Day" means any day other than Saturday, Sunday, and any other day on which there is no trading on the floor of the New York Stock Exchange.

         "Business Loan Agreement" means that certain Business Loan Agreement among Clinsite, Seller, PCLP and certain other parties dated April 21, 1999.

         "Cash Payment" has the meaning specified in Section 3.01(a)(i)(A).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liabilities Act of 1980, as amended.

         "Clay Park" means Clay Park Labs, Inc., a corporation, and its affiliates.

         "Clay Park Net Revenue" means the revenues generated from services provided to Clay Park, less discounts, credits and adjustments consistent with prior practices among Clinsite, Seller and Clay Park.

         "Clinsite" has the meaning specified in the preamble hereof.

         "Clinsite Intellectual Property" means all United States and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names, including all names set forth on Schedule 5.01, logos, brands, business identifiers, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, industrial designs, inventions, registered and unregistered copyrights and copyright applications, product formulas, know-how, trade secrets, U.R.L.s or Internet addresses, and Computer Software, and all rights with respect to the foregoing, and all other proprietary rights that Seller and Clinsite owns, licenses, or possesses the right to use, with respect to the Acquired Assets or in the conduct by Seller of the Business.

         "Clinsite/PCLP Agreement" has the meaning specified in Section 3.01(d).

         "Closing" has the meaning specified in Article 4.

         "Closing Date" has the meaning specified in Article 4.

         "Closing Date Balance Sheet" has the meaning specified in Section 3.01(b).

         "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Computer Software" means all computer source codes, programs, data files, and other software (including both applications software and operating software), including all machine readable code, printed listings of code, documentation, and related property and information relating to the Business, including licenses and other rights to use Computer Software of third parties.

         "Counsel for Clinsite" shall mean Alston & Bird LLP.

         "Counsel for Purchaser" shall mean Michael Harris, P.A.

         "Counsel for Seller" shall mean Alston & Bird LLP.

         "Customer Contracts" means those agreements set forth on Schedule 2.04.

         "Davis Employment Agreement" has the meaning specified in Section 9.01(c).

         "Earn-Out" has the meaning specified in Section 3.03.

         "Employee Plans" has the meaning specified in Section 5.17(c).

         "Environmental Claims" means all accusations, allegations, investigations, warnings, notice letters, notices of violations, Liens, orders, claims, demands, suits or administrative or judicial actions for any injunctive relief, fines, penalties, or any damage, including without limitation personal injury, property damage (including any depreciation of property values), lost use of property, natural resource damages, or environmental response costs arising out of Environmental Conditions or under Environmental Requirements.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, spilling, leaking, pumping, pouring, injecting, emptying, discharging, emitting, escaping, leaching, dumping, disposal, release, or threatened release of Hazardous Materials, whether or not yet discovered which could or does result in Environmental Claims. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Materials at the work place or the exposure of persons or property to Hazardous Materials migrating or otherwise emanating from, to, or located at, under, or on the Leased Real Property.

         "Environmental Expenses" means any liability (including strict liability), loss, cost, penalty, fine, punitive damages, encumbrance, or expense relating to any Environmental Claim or Environmental Conditions, or incurred in compliance with any Environmental Requirements, including without limitation the costs of investigation, cleanup, remedial, monitoring, corrective, or other responsive action, compliance costs, settlement costs, lost property value, and related legal and consulting fees and expenses.

         "Environmental Requirements" means all present laws, rules, regulations, ordinances, codes, policies, guidance documents, approvals, plans, authorizations, licenses, permits issued by all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, all states and political subdivisions thereof, and any foreign government body, and all judicial, administrative, and regulatory decrees, judgments, and orders relating to human health, pollution, or protection of the environment (including ambient air, surface water, ground water, land surface, or surface strata), including (i) laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials, and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of Hazardous Materials, (iii) CERCLA, the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended; the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, and the Occupational Safety and Health Act, as amended; and (iv) all analogous laws promulgated or issued by any federal, state, or other governmental authority or foreign governmental body.

         "Equipment and Machinery" means (i) all personal property owned by Seller, including without limitation the equipment, machinery, furniture, fixtures and improvements, computer hardware, tooling, spare parts, supplies, and vehicles owned or leased by Seller (including all leases of such property),
(ii) any rights of Seller to warranties applicable to the foregoing (to the extent assignable), and licenses received from manufacturers and sellers of any such item, and (iii) any related claims, credits, and rights of recovery with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Escrow Agent" means Kantner and Associates, Attorneys at Law.

         "Escrow Payment" has the meaning specified in Section 3.01(a)(i)(B).

         "Excess Operating Assets Amount" means the amount, if any, by which PDA's Operating Assets exceed its Operating Liabilities.

         "Excess Operating Liability Amount" means the amount, if any, by which PDA's Operating Liabilities exceed its Operating Assets.

         "Excluded Assets" means any receivables from Seller to Clinsite or its Affiliates or from Clinsite or its Affiliates to Seller.

         "Exercise Period" has the meaning specified in Section 10.12(a).

         "Fair Market Value" has the meaning specified in Section 3.03.

         "FDA" means the United States Food and Drug Administration.

         "Files and Records" means all files and records of Seller and Clinsite relating to the Business, the Acquired Assets or the Assumed Liabilities, whether in hard copy or magnetic or other format including customer and supplier lists and records; FDA records; equipment maintenance records; equipment warranty information; plant plans, specifications and drawings; sales and advertising material; Computer Software; technical and research analyses; engineering, sales, marketing and other studies, data and plans; bid information; quality assurance records; and records relating to those employees who may become employed by Purchaser following the Closing.

         "Future SFBC Shareholders" has the meaning specified in Section 5.28.

         "GAAP" means generally accepted United States accounting principles specified in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Gessner" means George Gessner and Lynne Gessner.

         "Gessner Consulting Agreement" has the meaning specified in Section 9.01(e).

         "Gessner Note" has the meaning specified in Section 3.03(h).

         "Hazardous Materials" means (i) any substance that is or becomes defined as a "hazardous substance", "hazardous waste", "hazardous materials", pollutant, or contaminant under any Environmental Requirements, including CERCLA, SARA, RCRA, and any analogous federal, state, local or foreign law; (ii) petroleum (including crude oil and any fraction thereof); and (iii) any natural or synthetic gas (whether in liquid or gaseous state).

         "Gessner Note" has the meaning specified in Section 3.03 (h).

         "Intangible Assets" means all intangible personal property rights of Seller, including all rights on the part of Seller to proceeds of any insurance policies and all claims on the part of Seller for recoupment, reimbursement, and coverage under any insurance policies; all rights of Seller in and to all telephone, facsimile, email, and telex (if any) numbers and telephone and other directory listings utilized in connection with the Business; and all industry, vendor and other certifications and endorsements utilized in connection with the Business.

         "Indemnified Party" has the meaning specified in Section 12.03(a).

         "Indemnifying Party" has the meaning specified in Section 12.03(a).

         "Intellectual Property" means any United States and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names, logos, brands, business identifiers, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, industrial designs, inventions, registered and unregistered copyrights and copyright applications, product formulas, know-how, trade secrets, U.R.L.s or Internet addresses, and Computer Software, and all rights with respect to the foregoing.

         "Inventory" means all the finished goods, raw materials, work in process, repair and replacement parts, and supplies owned by Seller (including goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all rights of Seller to warranties received from its suppliers with respect to the foregoing (to the extent assignable), and related claims, credits, and rights of recovery with respect thereto.

         "IPO" has the meaning specified in Section 3.03.

         "Law" or "Laws" has the meaning specified in Section 5.15.

         "Leased Real Property" has the meaning specified in Section 5.11.

         "LeeCoast" means Clinsites/LeeCoast Research Center, Inc., a wholly owned subsidiary of Clinsite.

         "LeeCoast Escrow Agent" has the meaning specified in Section 10.12(c).

         "LeeCoast Operating Assets" means LeeCoast's trade accounts receivable, work in progress receivables and fixed assets as of the end of the month immediately preceding the date of any Notice given under Section 10.12(b), as adjusted in accordance with this Agreement.

         "LeeCoast Operating Liabilities" means LeeCoast's account payable, accrued expenses and unearned revenues as of the end of the month immediately preceding the date of any Notice given under Section 10.12(b), as adjusted in accordance with this Agreement.

         "LeeCoast Note" has the meaning specified in Section 10.11.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Licenses and Permits" means all governmental licenses, permits, franchises, authorizations, and approvals that are held by Seller and relate to the conduct of the Business, as presently conducted and specified on Schedule 5.19.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), option, easement, right-of-way, charge, or conditional sale agreement.

         "Loan" has the meaning specified in Section 10.11.

         "Loss" or "Losses" has the meaning specified in Section 12.01.

         "Material Contracts" has the meaning specified in Section 5.22.

         "Material Adverse Effect" when used with respect to Seller, Clinsite, SFBC or Purchaser, means a material adverse effect on the assets, operations, business, or financial condition of Seller or Clinsite solely with respect to the Business or SFBC and Purchaser, taken as a whole, as the case may be.

         "Material Intellectual Property" is a collective reference to the Clinsite Intellectual Property and the Intellectual Property specified on
Schedule 5.14.

         "Nasdaq" has the meaning specified in Section 3.03.

         "New LeeCoast Offer Terms" has the meaning specified in Section
10.12(e).

         "Note" has the meaning specified in Section 3.01(a)(i)(C).

         "Offer" has the meaning specified in Section 10.06.

         "Offered Shares" has the meaning specified in Section 10.06.

         "Operating Assets" as to Seller and Clinsite arising from the Business means the aggregate of the Accounts Receivable (or accounts receivable), work in progress receivables and fixed assets (as to Clinsite relating to the Business) as of the Closing Date .

         "Operating Liabilities" as to Seller and Clinsite arising from the Business means the aggregate of the accounts payable, accrued expenses and unearned revenues (as to Clinsite relating to the Business) as of the Closing Date .

         "Option" has the meaning specified in Section 10.12(a).

         "Option Exercise Price" has the meaning specified in Section 10.12(a).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Other Borrowers" means the Affiliates of Clinsite who are borrowers under the Business Loan Agreement other than Seller.

         "Other Contracts" means all leases for Equipment and Machinery or other personal property (whether Seller is lessor or lessee), indentures, loan agreements, security agreements, partnership and/or joint venture agreements, license agreements, service contracts, employment and consulting agreements, suretyship contracts, reimbursement agreements, distribution agreements, and all other contracts, commitments, and agreements to which Seller is a party, but excluding Customer Contracts, Material Contracts and Real Property Leases.

         "Other Lien Holders" means all parties other than PCLP who are lenders under the Business Loan Agreement.

         "PCLP" means Pacific Capital, L.P.

         "PCLP Debt" means (i) the Promissory Note of Clinsite, Seller and certain Affiliates of Clinsite payable to PCLP, dated April 21, 1999 in the face amount of up to $840,000, with an outstanding principal balance of $600,000 due April 21, 2004, (ii) the first Amended and Restated Promissory Note of Clinsite payable to PCLP, dated March 19, 1996 in the principal amount of $400,000 with an outstanding principal balance of $400,000 due March 31, 2004, (iii) the First Amended and Restated Promissory Note of Clinsite payable to PCLP, dated November 4, 1996 in the principal amount of $750,000 with an outstanding principal balance of $750,000 due September 30, 2004, and (iv) all other obligations and liabilities of Clinsite, Seller and their Affiliates under the foregoing Promissory Notes and under the terms and provisions of the Loan Documents (as defined in the Business Loan Agreement among Clinsite, Seller, PCLP and certain other parties dated April 21, 1999.).

         "Pension Benefit Plans" has the meaning specified in Section 5.17.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or any governmental agency, officer, department, commission, board, bureau, or instrumentality thereof.

         "Personnel" means the officers and employees of Seller, including leased employees.

         "Policies" and "Policy" have the meanings specified in Section 5.21.

         "Proposed Transferee" has the meaning specified in Section 10.06.

         "Purchase Orders" means all of Seller's (and Clinsite's with respect to the Business) outstanding purchase orders, contracts, or other commitments to suppliers of goods and services for materials, supplies, services, or other items used in the Business.

         "Purchase Price" has the meaning specified in Section 3.01(c).

         "Purchaser" has the meaning specified in the preamble hereof.

         "RCRA" means the Resource Conservation and Recovery Act, as amended.

         "Real Property Leases" has the meaning specified in Section 5.11.

         "Registration Rights Agreement" has the meaning specified in Section 10.08.

         "Required Consents" has the meaning specified in Section 5.05.

         "SARA" means the Superfund Amendments and Reauthorization Act, as amended.

         "Seller" has the meaning specified in the preamble hereof and does not include any Subsidiary.

         "Seller's Balance Sheet" has the meaning specified in Section 5.06.

         "Senior Lender" has the meaning specified in Section 3.01(e).

         "Services" has the meaning specified in Section 5.27.

         "Shareholders" has the meaning specified in Section 5.26.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior Proposal" means with respect to Seller or Clinsite, as the case may be, a written proposal made by a Person other than either such party which is for (I) (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's shareholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of any of the assets of Seller and its Subsidiary constituting Acquired Assets outside of the Ordinary Course of Business, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which such party's shareholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person), and which is (II) otherwise on terms which the Board of Directors of such party in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed in the good faith judgment of the Board of Directors.

         "Taxes" means all federal, state, local, or foreign taxes of any nature except for Transfer Taxes.

         "Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any Taxes or Transfer Taxes, as the case may be.

         "Terms of Offer for LeeCoast" has the meaning specified in Section 10.12(e).

         "To the Knowledge of Seller" means (unless otherwise expressly stated or modified) actual knowledge or information of those officers and employees of Clinsite or Seller, as the case may be, listed in Schedule 1A after inquiry of the appropriate employees of those companies who are reasonably likely to have the applicable information.

         "To the Knowledge of SFBC or Purchaser" means (unless otherwise expressly stated or modified) the actual knowledge of those officers and employees of SFBC and Purchaser, as the case may be, listed on Schedule 1B after inquiry of the appropriate employees of those companies who are reasonably likely to have the applicable information.

         "Trade Payables" has the meaning specified in Section 2.02(a).

         "Transfer Taxes" means sales, use, transfer, real property transfer, recording and other similar taxes and fees.

         "Welfare Benefit Plans" has the meaning specified in Section 5.17.

         "Year 2000 Ready" has the meaning specified in Section 5.27.

                                    ARTICLE 2

                         PURCHASE OF ACQUIRED ASSETS AND
                        ASSUMPTION OF ASSUMED LIABILITIES

         Section 2.01. Purchase of Assets. Subject to the terms and conditions herein set forth including, without limitation, Section 2.04, on the Closing Date, Seller (and Clinsite as to Clinsite Intellectual Property, any Customer Contracts and accounts receivable relating to the Business which are contained on Schedule 1) shall sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller and Clinsite, all of the respective rights, titles, and interests of Seller and Clinsite in and to the Acquired Assets; provided, however, that to the extent that LeeCoast (or any other Subsidiary of Clinsite still operating) uses any Clinsite Intellectual Property in the conduct of its business as of the Closing Date, LeeCoast (or any other Subsidiary of Clinsite still operating) is hereby granted by Purchaser a perpetual paid-up license to continue to use such Clinsite Intellectual Property, which license shall be assignable to any purchaser of a controlling equity interest in, or substantially all the assets of, LeeCoast (or any other Subsidiary of Clinsite still operating). The sales, conveyances, transfers, assignments, and deliveries by Seller and Clinsite of the Acquired Assets, as herein provided, shall be effected on the Closing Date, free and clear of all Liens, by appropriate deeds, bills of sale, endorsements, assignments, and other instruments of transfer and conveyance reasonably satisfactory in form and substance to Purchaser, but subject to Liens in favor of PCLP encumbering the Acquired Assets, securing payment of the Note and the Earn-Out, as provided in the Assignment and Assumption Agreement which shall be consistent with the provisions of Section 3.01(e). In no event is Purchaser acquiring any assets of Seller's Subsidiary.

         Section 2.02. Assumption of Specified Liabilities. Subject to the terms and conditions herein set forth, from and after the Closing, Purchaser shall assume and Purchaser shall pay, perform, and discharge, when due, only the following liabilities and obligations of Seller:

         (a) trade payables of Seller (other than any inter-company payables to Clinsite or its other Affiliates) reflected on Seller's Balance Sheet or incurred after the date of Seller's Balance Sheet in the Ordinary Course of Business (including quantity, frequency and payment and other terms of trade) ("Trade Payables");

         (b) Seller's unearned revenues consisting of the obligation to complete Customers' Contracts; and

         (c)      Seller's obligations arising under the Assigned Contracts.

Purchaser shall not assume, pay, perform, or discharge any other liabilities or obligations, of Clinsite or Seller, including without limitation:

                  (i) Seller's obligations to Personnel or to any organization that provides Personnel to Seller;

                  (ii) Seller's obligations to commissioned representatives of Seller, except for commissions due for ongoing studies and included in the Assumed Liabilities;

                  (iii) The fees and expenses of Counsel for Clinsite and Seller, provided SFBC and Purchaser acknowledge that such fees and expenses shall be paid in accordance with Section 3.02(a); and

                  (iv)     Any liabilities of Seller's Subsidiary.

         The liabilities and obligations to be assumed by Purchaser pursuant to the foregoing provisions of this Section 2.02 are referred to herein as the "Assumed Liabilities." Without limiting or otherwise affecting the foregoing provisions of this Section 2.02, and except as otherwise provided in this Agreement, all liabilities and obligations in respect of the conduct of the Business after the Closing or the ownership of the Acquired Assets after the Closing shall be the responsibility of, and shall be paid and discharged by, Purchaser.

         Section 2.03. Subsequent Documentation. At any time and from time to time after the Closing Date, Clinsite and Seller shall, upon the request of Purchaser, and Purchaser shall, upon the request of Seller or Clinsite, promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer, assignment, and delivery hereunder of the Acquired Assets, the assumption by Purchaser of the Assumed Liabilities, the performance by the parties of any of their other respective obligations under this Agreement, and to carry out the purposes and intent of this Agreement.

         Section 2.04. Assignment of Contracts. Schedule 2.04 shall contain a list of all contracts, agreements and commitments among or between Clinsite (to the extent related to the Business), Seller and their customers (collectively, the "Customer Contracts"). Notwithstanding any other provision hereof to the contrary, to the extent that assignment hereunder by Clinsite or Seller, as the case may be, of any of the Assigned Contracts is not permitted or is not permitted without the consent of any third party, Clinsite or Seller, as the case may be, shall use commercially reasonable efforts (but shall not be obligated to provide economic remuneration) to obtain such consents authorizing the transfer and assignment to Purchaser of, or the substitution of Purchaser for Clinsite or Seller, as the case may be, under all such Assigned Contracts. Nothing in this Agreement shall be construed as an attempt to assign any Assigned Contract which is not assignable without the consent of the other party or parties thereto, unless such consent shall have been given.

                                    ARTICLE 3

                                 PURCHASE PRICE

         Section 3.01. Purchase Price. Purchaser shall pay to Seller as the purchase price for the Acquired Assets:

         (a)      (i)      $600,000, as adjusted as provided below, consisting
                           of the following:

                           (A) A payment to Seller of $272,000 in cash (the "Cash Payment");

                           (B) $178,000 in cash subject to adjustment pursuant to Section 3.01(b) which shall be paid to the Escrow Agent pursuant to an Escrow Agreement, the form of which is annexed as Exhibit 3.01(a)(i)(B) (the "Escrow Payment"); and

                           (C) delivery of a $150,000 promissory note (the "Note") payable to Seller, in the form of
                                    Exhibit 3.01(a)(i)(C) attached hereto and guaranteed by SFBC in a manner acceptable to PCLP;

                  (ii)     up to $1,200,000 of the Earn-Out, as set forth in
                           Section 3.03; and

                  (iii) the assumption by Purchaser of all Assumed Liabilities, pursuant to the Assignment and Assumption Agreement.

         (b) Following receipt of the unaudited balance sheet of Seller dated as of 12:01 a.m. on the Closing Date prepared by Purchaser in accordance with GAAP, consistently applied, (the "Closing Date Balance Sheet"), the Escrow Payment shall be paid to Seller or Purchaser, as the case may be, as follows:

                  (i) If the Closing Date Balance Sheet shows that there is any Excess Operating Liability Amount, then the Escrow Agent shall pay the amount to Purchaser and the balance of the Escrow Payment to Seller. If the Excess Operating Liability Amount exceeds the Escrow Payment plus accrued interest, Purchaser shall be entitled to set-off the excess amount against the Earn-Out.

                  (ii) If the Closing Date Balance Sheet shows that there is no Excess Operating Liability Amount, the Escrow Agent shall pay the Escrow Payment, together with all accrued interest, to Seller.

                  (iii) Notwithstanding the foregoing, Seller shall have the right to engage an accounting firm to review the preparation of the Closing Date Balance Sheet. If both Purchaser and Seller cannot agree as to the amount of the Excess Operating Liability Amount, if any, or the amount of the Excess Operating Assets Amount, if any, as the case may be, the parties shall submit the matter to a third independent accounting firm whose opinion shall be final.

                  (iv) In the event that a portion of the Escrow Payment is paid to Purchaser, the accrued interest shall be allocated between Seller and Purchaser in proportion to the amount of the Escrow Payment each receives.

                  (v) The Escrow Agent shall make the disbursements of the Escrow Payment and accrued interest pursuant to
                           Section 3.01(b)(i) within 10 business days of receipt of the Closing Date Balance Sheet, unless it is given notice that Seller has engaged an accounting firm to review the preparation of the Closing Date Balance Sheet in which case the Escrow Agent shall promptly disburse the Escrow Payment and accrued interest after receipt of either notice (A) that Seller and Purchaser have agreed upon the Excess Operating Liability Amount or (B) the opinion from the third independent accounting firm which opinion shall be deemed conclusive.

         (c) If at the Closing or at any time thereafter a determination is made concerning PDA's Operating Assets and Operating Liabilitiesthat there is an Excess Operating Assets Amount, Purchaser shall promptly pay such sum to Seller.

        (d) The Cash Payment, the Escrow Payment (less any sum returned to Purchaser), the Excess Operating Assets Amount, if any, the Note, the Earn-Out (including the payment described in Section

3.03(f)(ii)), and the assumption of all Assumed Liabilities shall collectively constitute the "Purchase Price".

         (e) At Closing, Seller will assign and transfer the Note to PCLP with an acknowledgment by Purchaser of such assignment and with an acknowledgment and agreement by PCLP (the "Clinsite/PCLP Agreement") in the form of Exhibit 3.01(d) attached hereto providing, among other things, that the Cash Payment and all payments pursuant to the Note will be credited to the account of Clinsite and its Subsidiaries against the PCLP Debt in accordance with the Clinsite/PCLP Agreement and that PCLP will cancel such amount of the PCLP Debt upon receipt of such payments.

         (f) At Closing, PCLP, on its own behalf, shall (and shall cause any required third parties, including the Other Lien Holders
                  to) execute appropriate amendments to all UCC filings sufficient in form and content to subordinate its first priority security interest in and to the accounts receivable of Seller constituting Acquired Assets and the Lien associated therewith to a Lien in favor of Heller Healthcare Finance, Inc. (or other senior secured lender) ("Senior Lender") which has a first priority security interest in and to the assets of SFBC and Purchaser (excluding the Acquired Assets other than accounts receivable).

         Section 3.02. Manner of Payment of Purchase Price. Purchaser shall pay the Purchase Price as follows (except for the Earn-Out which shall be paid in accordance with Section 3.03):

         (a) On behalf of Seller, Purchaser shall transmit by wire transfer to PCLP for Seller's account in accordance with the Clinsite/PCLP Agreement, the Cash Payment (less all fees and expenses of Counsel to Clinsite and Seller, which shall be wired to Counsel to Clinsite and Seller directly in accordance with wire transfer instructions to be provided to Purchaser by Counsel to Clinsite and Seller, and a fee of $17,360.61 due to Steve Klein) in immediately available funds in accordance with wire transfer instructions to be provided to Purchaser by PCLP;

         (b)      Purchaser shall pay the Escrow Payment to the Escrow Agent;

         (c) Purchaser shall deliver the Note to Seller to be assigned by Seller to PCLP in accordance with the Clinsite/PCLP Agreement; and

         (d) Purchaser shall deliver to Seller an Assignment and Assumption Agreement with respect to all Assumed Liabilities in the form attached hereto as Exhibit 3.02 (c) (the "Assignment and Assumption Agreement").

         Section 3.03. The Earn-Out. SFBC shall pay or cause Purchaser to pay to Seller in accordance with the Clinsite/PCLP Agreement as additional Purchase Price amounts based upon the Adjusted Net Income (as defined below) for the 12-month periods beginning April 1, 2000, April 1, 2001 and April 1, 2002 of Purchaser unless otherwise agreed by the parties, as provided below (the "Earn-Out"):

         (a) "Adjusted Net Income" shall mean, subject to Section 10.13(d), Purchaser's income after all cash and non-cash expenses (excluding any deduction for amortization but including deduction for depreciation) but before income taxes; provided, however, that (i) in no event shall any reduction be made for corporate income taxes (state or federal) or any other expenses incurred by Purchaser for internal accounting or tax purposes, (ii) auditing fees and expenses shall not exceed $20,000 per 12-month period, (iii) SFBC may charge a management fee not exceeding $12,000 per 12-month period, including $12,000 for the 12-month period beginning April 1, 2000, (iv) no reduction shall be made for any bonus paid to David Scott Davis pursuant to Section 3(b)(ii) of the Employment Agreement of even date herewith with Purchaser (which provisions entitle David Scott Davis to a bonus which is a function of the amount of the Earn-Out), and (v) in no event shall any reduction be made on account of the issuance of any equity security, or the grant of an option or other right to acquire any equity security, of either Purchaser of SFBC.

         (b) For the 12-month period beginning April 1, 2000, (i) Adjusted Net Income, less (ii) $133,333, shall be multiplied by 4.5 and the amount of the resulting product shall be the Earn-Out for the first 12-month period;

         (c) For each of the 12-month periods, the first beginning April 1, 2001 and the second 12-month period beginning April 1, 2002, $133,333 shall be deducted from the average of the Adjusted Net Income for the 12-month period being measured and all preceding 12-month periods, including the 12-month period beginning April 1, 2000, which number shall be multiplied by
                  4.5. From this product there shall be deducted the cumulative amount of the Earn-Out paid previously. By way of example, see
                  Schedule 3.03(c).

         (d) The Earn-Out, if any, shall be paid on May 15 of each year following the 12-month period being measured, which amount shall be payable to PCLP on behalf of Clinsite unless otherwise advised in writing by PCLP to be credited to Clinsite in accordance with the Clinsite/PCLP Agreement, but subject to Section 3.03(h) below.

         (e) The Earn-Out shall be subject to a maximum of $600,000 for the 12-month period beginning April 1, 2000 and $1,200,000 in total, not including any amount paid pursuant to Section 3.03(f)(ii).

         (f)      (i)      At the option of Purchaser it may pay the Earn-Out,
                           if any, each year in any combination of cash or in common stock of SFBC. If Purchaser elects to deliver any shares of SFBC common stock, it shall deliver a number equal to the amount of the Earn-Out elected to be paid in common stock, divided by the average Fair
                           Market Value of SFBC common stock for the month of April immediately preceding each delivery date of the Earn-Out. In the event that SFBC has completed an IPO prior to payment of the Earn-Out and SFBC determines to pay the Earn-Out by issuing shares of SFBC common stock, then SFBC shall deposit an amount of cash equal to the Fair Market Value of the common stock being paid with respect to the Earn-Out into an interest bearing account at Mellon Bank (or other financial institution acceptable to Clinsite and PCLP) until such time as SFBC's registration statement on Form S-3 covering the common stock issued has become effective. SFBC shall use its best efforts to register the common stock issued in payment of the Earn-Out at the earliest practicable time on Form S-3 for the purpose stated above.
                           Subject to the following sentence, when such shares have been so registered, SFBC shall deliver such shares to PCLP on behalf of Clinsite and Seller, provided that the value of such shares on the date of delivery shall not be less than the amount of cash deposited by SFBC in accordance with the foregoing, plus accrued interest. In the event that at the time
                           SFBC has registered the shares previously issued in payment of the Earn-Out on Form S-3, the value of such shares of common stock shall be less than the amount of cash deposited by SFBC in accordance with the foregoing, PCLP shall have the option of receiving either (i) the cash, plus accrued interest from the financial institution holding the deposit made by SFBC in accordance with the foregoing, or
                           (ii) the shares of common stock previously issued in payment of the Earn-Out.

                  (ii) By April 1, 2002, as additional Earn-Out, SFBC shall cause Purchaser to pay to Seller (or if the PCLP Debt has not been paid in full at such time, to PCLP in accordance with the Clinsite/PCLP Agreement) an amount equal to 5% of the Clay Park Net Revenue in excess of an aggregate of $2,600,000 for combined calendar years 2000 and 2001 with the $2,600,000 pro-rated because the Closing Date occurs after January 1, 2000. This additional Earn-Out shall not be included as an expense to Purchaser for purposes of determining any other amounts due under this
                           Section 3.03.

         (g) As used in this Agreement, if SFBC's common stock is publicly traded, "Fair Market Value" shall be calculated for the month referred to in this Agreement as follows:

                  (i) the closing price of SFBC's common stock appearing on a national securities exchange if the principal market for the common stock is such an exchange, or, if not listed or not the principal market, the closing price on The Nasdaq Stock Market ("Nasdaq").

                  (ii) if SFBC's shares are not listed on Nasdaq, then the closing price for its common stock as listed on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board (the "Bulletin Board"); or

                  (iii) if SFBC's common stock is not listed on the Bulletin Board, then the average bid and asked price for SFBC's shares as listed in the National Quotation Bureau's "pink sheets"; or

                  (iv) if there are no listed bid and asked prices published in the pink sheets, then the Fair Market Value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in SFBC's common stock.

         In the event that SFBC has not completed an initial public offering of its securities ("IPO") prior to payment of the Earn-Out in any year, Fair Market Value shall be as agreed upon by SFBC, Clinsite and PCLP, or, in the event of disagreement, by a national or regional investment banking firm unaffiliated with any party to this Agreement mutually selected by the parties.

         (h) The parties acknowledge that George Gessner and Lynne Gessner (collectively "Gessner") are the holders of a promissory note dated January 29, 1997 in the original principal amount of $100,000 (the "Gessner Note") payable by PDA. If each of the PCLP Debt and/or the Gessner Note has not been satisfied prior to payment of any Earn-Out payments, for each fiscal year until such time as each of the PCLP Debt and the Gessner Note are paid in full, the Earn-Out shall be paid first directly to each of PCLP and Gessner, with PCLP receiving 91.67% of the Earn-Out and Gessner receiving 8.33% of the Earn-Out, and the balance of the Earn-Out (if any) during such fiscal year being paid to Seller in accordance with the Clinsite/PCLP Agreement. In the event payments of SFBC common stock are made to PCLP or Gessner in accordance with this Section, any shares shall be issued in the name of PCLP or Gessner, as the case may be.

         Section 3.04. Fair Consideration. The parties acknowledge and agree that the consideration provided for in this Article 3 represents fair consideration and reasonable equivalent value for the sale and transfer of the Acquired Assets and the transactions, covenants, and agreements set forth in this Agreement, which consideration was agreed upon as the result of arm's-length good-faith negotiations between the parties and their respective representatives.

                                    ARTICLE 4

                                     CLOSING

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Michael Harris, P.A., West Palm Beach, Florida at 10:00 a.m. Eastern Standard Time, 10 days after completion of due diligence by Purchaser, or at such other place and time, or on such other date, as may be mutually agreed to by the parties (the "Closing Date"). The Closing shall take place not later than March 30, 2000.

                                    ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF SELLER AND CLINSITE

         As a material inducement to SFBC and Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Clinsite hereby jointly and severally represent and warrant to SFBC and Purchaser as follows, which representations and warranties shall also be true and correct on the Closing Date:

         Section 5.01. Organization. Each of Seller and Clinsite is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as now conducted. Schedule 5.01 sets forth each fictitious name under which Seller or Clinsite has conducted business. The only Subsidiary of Seller is Clinical Development Associates, Inc.

         Section 5.02. Qualifications to Do Business. Schedule 5.02 sets forth each jurisdiction in which Seller is qualified to do business as a foreign corporation. Neither the nature of the Business carried on by Seller, nor the properties owned or leased by either Seller, requires Seller to be qualified to do business as a foreign corporation in any other jurisdiction, except in any case where a failure so to qualify would not have a Material Adverse Effect on Seller .

         Section 5.03. Authorization and Validity of Agreement. Each of Seller and Clinsite has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller' and Clinsite's obligations hereunder have been duly authorized by all necessary actions on the part of Seller and Clinsite (including approval by the vote or consent of holders of a legally-sufficient percentage of the outstanding shares of capital stock of Seller and Clinsite in accordance with the law of the jurisdiction of its incorporation and the certificate of incorporation and bylaws of Seller and Clinsite), and no other corporate proceedings on the part of Seller or Clinsite are necessary to authorize the execution, delivery of this Agreement, and performance of its obligations. This Agreement has been duly executed and delivered by Seller and Clinsite and constitutes their valid and binding obligation, enforceable against each of them in accordance with its terms.

         Section 5.04. No Conflict or Violation. The execution, delivery, and performance of this Agreement by Seller and Clinsite do not and shall not: (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, or other governing document of Seller or Clinsite, (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority specifically applicable to Seller, Clinsite or the Business; (c) except as set forth on Schedule 5.04 hereto, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract, lease, loan agreement, mortgage, security agreement, indenture, or Other Contract or instrument to which each of Seller or Clinsite is a party or by which it is bound or to which any of its properties or assets is subject which would prevent Seller from transferring any of the Acquired Assets in the manner and as contemplated by and in accordance with the terms and provisions of this Agreement or which would have a Material Adverse Effect on the Business; or (d) result in the imposition of any Liens or restrictions on the Business or any of the Acquired Assets.

         Section 5.05. Consents and Approvals. Schedule 5.05 sets forth a list of each consent, waiver, authorization, or approval of any governmental or regulatory authority, or (if failure to obtain would have a Material Adverse Effect) of any other Person, and each declaration to or filing or registration with any governmental or regulatory authority required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder (collectively, the "Required Consents").

         Section 5.06. Unaudited Financial Statements. Attached hereto as
Schedule 5.06 are true and complete copies of (a) the combined balance sheets of Seller as of fiscal year end 1998 and 1997, and the related statements of operations and cash flows for each of those years, together with the notes thereto and (b) the combined unaudited balance sheet of Seller as of December 31, 1999 or other most recent available balance sheet and the combined unaudited comparative statements of operations and cash flows for the 12-month period ended December 31, 1999 without inclusion of any Subsidiary. The term "Seller's Balance Sheet" means the unaudited internal balance sheet as of December 31, 1999 . All financial statements described by this Section 5.06 have been prepared in accordance with GAAP and present fairly the financial position of Seller as of the respective dates thereof and the results of Seller's operation and cash flow for the periods then ended, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which alone or in the aggregate would create a Material Adverse Effect on Seller's financial condition or the financial condition of the Business.

         Section 5.07. Absence of Certain Changes or Events. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, and except as set forth on Schedule 5.07, since Seller's Balance Sheet Date, Seller has operated the Business in the Ordinary Course of Business and there has not been any adverse change, or event or development (including any damage, destruction or loss, whether or not covered by insurance) which, individually or together with such other events, would result in a Material Adverse Effect. In amplification, but not limitation, of the foregoing sentences, except as set forth on Schedule 5.07, neither Seller nor Clinsite has received any notice from any current customer that such customer intends to terminate any current project or study or cease doing business with Clinsite (with respect to the Business) or either Seller or Purchaser in the future. Seller has not incurred any liabilities since the date of Seller's Balance Sheet other than (i) liabilities incurred in the Ordinary Course of Business, (ii) liabilities incurred pursuant to any Material Contract, or (iii) liabilities which are not Assumed Liabilities.

         Section 5.08. Tax Matters. Seller has timely filed all Tax Returns required to have been filed with any federal, state, local, or foreign taxing authority and has paid all Taxes shown to be due and payable on the Tax Returns. Seller has set up reserves or accruals on Seller's Balance Sheet which are adequate for the payment of all Taxes for all periods through the Closing Date. No taxing authority has asserted any claim against Seller for the assessment of any additional tax liability or initiated any action or proceeding which could result in such an assertion. Seller has made all withholding of Taxes required to be made under all applicable federal, state, local, and foreign laws and regulations with respect to compensation paid to employees, and the amounts withheld have been properly paid over to the appropriate authorities. There have been no waivers or extensions by Seller of statutes of limitations with respect to Taxes.

         Section 5.09. Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.09, Seller has no indebtedness or liability which is not shown on Seller's Balance Sheet or provided for thereon, other than (i) liabilities incurred or accrued in the Ordinary Course of Business since the date of Seller's Balance Sheet and (ii) indebtedness and liabilities disclosed in any Schedule to this Agreement.

         Section 5.10. Real Property. Seller does not own any real property.

         Section 5.11. Leased Real Property. Schedule 5.11 sets forth a list of all real property in which Seller has a leasehold interest (each a "Real Property Lease" and collectively the "Real Property Leases" and the property covered by those Real Property Leases being referred to herein as the "Leased Real Property"). Seller has made true and complete copies of all Real Property Leases available to Purchaser. Except as set forth on Schedule 5.11, Seller is not in material breach of or material default under any Real Property Lease and no party to any Real Property Lease has given Seller written notice of or made a claim with respect to any breach or default thereunder. Except as set forth on
Schedule 5.11, none of the Leased Real Property is subject to any sublease or grant to any Person of any right to the use, occupancy, or enjoyment of the property or any portion thereof. Except as set forth on Schedule 5.11, the Leased Real Property is not subject to any Liens (other than the Lien, if any, of current property taxes and assessments not in default). The Leased Real Property is not subject to any use restrictions, exceptions, reservations, or limitations which in any material respect interfere with or impair the present and continued use thereof in the conduct of the Business as presently conducted. There are no pending or, To the Knowledge of Seller, threatened condemnation proceedings relating to any of the Leased Real Property.

         Section 5.12. Equipment and Machinery.

         (a) Schedule 5.12 sets forth a list of, or otherwise describes, all material Equipment and Machinery held for or used in the Business. Except as set forth in Schedule 5.12, Seller has good title, free and clear of all material Liens (other than the Lien, if any, of current property taxes and assessments not in default) to the Equipment and Machinery listed, except for any Equipment and Machinery which has been sold or disposed of in the Ordinary Course of Business since the date of Seller's Balance Sheet. Seller holds good and transferable leasehold interests in all Equipment and Machinery leased by each, in each case under valid and enforceable leases which are listed on Schedule 5.12.

         (b) The Equipment and Machinery are in good operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Business as presently conducted, and are in conformity in all respects with all applicable laws, ordinances, orders, regulations, and other requirements (including applicable FDA, zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect.

         Section 5.13. Accounts Receivable. The Accounts Receivable reflected in Seller's Balance Sheet, and all Accounts Receivable arising since the date of Seller's Balance Sheet (including Clinsite's accounts receivable relating to the Business reflected on Schedule 1), represent or shall represent bona fide claims against debtors for sales, services performed, or other charges arising in the Ordinary Course of Business and, To the Knowledge of Seller, are not the subject of any dispute or counterclaim. All Accounts Receivable, net of reserves for doubtful accounts reflected on Seller's Balance Sheet, are collectible in the Ordinary Course of Business.

         Section 5.14. Intellectual Property. All Intellectual Property material to the Business is listed on Schedule 5.14. All Material Intellectual Property is owned or licensed by Seller, free and clear of all Liens, and To the Knowledge of Seller is not the subject of any challenge. To the Knowledge of Seller, there are no facts that would invalidate or render any Material Intellectual Property unenforceable. Except as disclosed on Schedule 5.14, (a) there are no licenses now outstanding or other rights granted to third parties under any Material Intellectual Property, and (b) neither Seller nor Clinsite is a party to any agreement or understanding with respect to any Material Intellectual Property. Except as described on Schedule 5.14, To the Knowledge of Seller, there are no material unresolved claims made, and there has not been communicated to Clinsite or Seller the threat of any such claim, that any of the Material Intellectual Property or activities of Seller in connection with the Material Intellectual Property constitutes unfair competition or is in violation or infringement of any patent, trademark, trade name, service mark, trade dress, right of publicity, copyright, or registration therefor, of any other Person.

         Section 5.15. Compliance with Law. Except as set forth on Schedule 5.15, To the Knowledge of Seller, Seller and the Business are in material compliance with all applicable federal, state, local, and foreign laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof (collectively, the "Laws"). Seller is not in default with respect to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority or arbitrator specifically applicable to it or the Business, its Personnel, or any of the Acquired Assets nor To the Knowledge of Seller are there any factual circumstances which are likely to result in such default.

         Section 5.16. Litigation. Except as set forth on Schedule 5.16, (a) To the Knowledge of Seller, there are no claims, actions, suits, proceedings, arbitral actions, or investigations pending or threatened against Seller, the Business, or the Acquired Assets before or by any court or governmental body which, if adversely determined, could have a Material Adverse Effect on either Seller or could adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement; and (b) there are no unsatisfied judgments against Clinsite, Seller, the Business, or the Acquired Assets.

         Section 5.17. Employee Benefit Plans.

         (a) Welfare Benefit Plans. Since December 31, 1997, Seller and its Affiliates have not maintained or administered within the two year period before the Closing Date any "employee welfare benefit plan" (as defined in ERISA Section 3): (i)to which Seller contributes or is (or since December 31, 1997 had been) obligated to contribute, or (ii) under which Seller has (or since December 31, 1997 had) any liability, with respect to Seller's current or former employees or any individuals providing services to Seller (collectively the "Welfare Benefit Plans" and individually a "Welfare Benefit Plan").

         (b) Pension Benefit Plans. Seller and its Affiliates have not maintained or administered since December 31, 1997 any "employee pension benefit plan" (as defined in ERISA Section
                  3): (i) to which Seller contributes or is (or since December 31, 1997 had been) legally obligated to contribute, or (ii) under which Seller has (or since December 31, 1997 had) any liability with respect to Seller's current or former employees or independent contractors (collectively the "Pension Benefit Plans" and individually a "Pension Benefit Plan").

         (c) Employee Plans. Schedule 5.17(c) contains a list of each employee benefit plan, program, arrangement, agreement, policy, or commitment whether insured or uninsured, funded or unfunded, that is not a Welfare Benefit Plan or a Pension Benefit Plan, relating to deferred compensation, bonuses, or compensation in addition to regular pay or wages, stock options, employee stock purchases, severance, unemployment, flexible benefits, disability, vacation, sickness, leave of absence, fringe benefits, employee awards, educational assistance or reimbursement, equity participation (including but not limited to stock appreciation and phantom stock plans), restricted stock, employee discounts, excess benefits, rabbi, secular or vesting trust, child or dependent care, long-term and nursing home care, and profit sharing: (i) which is sponsored, maintained, or administered by Seller or any Affiliate; (ii) to which Seller contributes, or is legally obligated to contribute, or (iii) under which Seller has any liability with respect to Seller's current or former employees or any individuals providing services to Seller or any Affiliate (collectively, the "Employee Plans" and individually an "Employee Plan").

         (d) Liabilities. Except as set forth in Schedule 5.17(d), there are no liabilities of Seller or any Affiliate, contingent or otherwise, accrued or unaccrued, asserted or unasserted, with respect to any Employee Plan that in any case would become a liability of Purchaser after the Closing Date.

         (e) Litigation. Except as set forth in Schedule 5.17(e), there is no action, lawsuit, claim for benefits, proceeding, investigation, audit, or arbitration pending, or To the Knowledge of Seller threatened, as of the Closing Date, involving any Employee Plan.

         (f) Funding Instruments. All trust agreements, custodial agreements, investment management agreements, insurance or annuity contracts (or any other funding instruments) and any other contract or agreement relating to any Employee Plan are legally valid and binding and in full force and effect.

         (g) Affiliated Service Group. Seller is not a member of an affiliated service group within the meaning of Code Section 414(m).

         (h) Code Section 414(o) Employees. Neither Seller nor any Affiliate has any employees or individuals providing services to Seller or any Affiliate within the meaning of the regulations under Code Section 414(o). Subject to ERISA Review.

         Section 5.18. Environmental Compliance.

         (a) The Leased Real Property and all operations and activities conducted thereon (including the Business) are, and at all times during possession thereof by Seller, have been, and To the Knowledge of Seller without inquiry to any third parties, at all times prior to Seller's possession thereof were, in material compliance with all applicable Environmental Requirements.

         (b) No Hazardous Material has ever been generated, manufactured, refined, used, transported, treated, stored, handled, disposed, transferred, produced, or processed by Seller at or on the Leased Real Property;

         (c) To the Knowledge of Seller without inquiry to any third parties, no underground storage tank or other underground storage receptacle (or associated equipment or piping) for Hazardous Materials is currently located on the Leased Real Property; and there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Materials at, on, to, or from the Leased Real Property.

         (d) To the Knowledge of Seller without inquiry to any third parties, there are no PCBs or friable asbestos located at or on the Leased Real Property.

         (e) To the Knowledge of Seller without inquiry to any third parties, lien or other encumbrance has been imposed on the Leased Real Property by any federal, state, local or foreign governmental agency or authority due to either the presence of any Hazardous Material on or off the Leased Real Property or a violation of any Environmental Requirement.

         (f) Seller and Clinsite have not received any notices issued pursuant to the citizen's suit provision of any Environmental Requirement relating to the Leased Real Property or any facility or operations thereon.

         (g) Seller and Clinsite have not received any request for information, notice, demand, letter, administrative inquiry, or formal or informal complaint, or claim with respect to any Environmental Conditions or violation of any Environmental Requirement relating to the Leased Real Property or any facility or operations thereon.

         Section 5.19. Licenses and Permits. To the Knowledge of Seller, Seller has obtained all Licenses and Permits necessary for the conduct of the Business and all Licenses and Permits are in full force and effect, except where failure to obtain such Licenses and Permits would not have a Material Adverse Effect. The Licenses and Permits are described in Schedule 5.19. The consummation of the transactions contemplated hereby shall not interrupt or give any governmental authority or body the right to terminate or interrupt the continuation of any of the Licenses and Permits or the conduct of the Business as presently conducted. Seller is in compliance with all material terms, conditions, and requirements of all Licenses and Permits, except where noncompliance would not have a Material Adverse Effect, and no proceeding is pending or, To the Knowledge of Seller, threatened relating to the revocation or limitation of any of the Licenses or Permits.

         Section 5.20.  Personnel; Labor.

         (a) Schedule 5.20(a) sets forth the (i) names, titles (if any), and current annual rate of compensation (including bonuses) as of the Closing Date of all Personnel earning in excess of $10,000 per annum, and (ii) the approximate number of Seller's employees. Seller has no collective bargaining agreements.

         (b) Except as and to the extent set forth in Schedule 5.20(b), (i) Seller is in compliance with all federal, state, and local laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except where noncompliance would not have a Material Adverse Effect on Seller; (ii) there is no charge or complaint of unlawful employment practice or unfair dismissal of which Seller or Clinsite have received notice pending or threatened against Seller in any court or before any federal, state, or local agency (and Seller and Clinsite do not believe that there exists any reasonable basis therefor); (iii) there is no unfair labor practice charge or complaint of which Seller has received notice pending or threatened against Seller before the National Labor Relations Board (and Seller and Clinsite do not believe that there exists any reasonable basis therefor); (iv) there is no labor dispute, slowdown, or stoppage actually pending or, To the Knowledge of Seller or Clinsite, threatened against or involving Seller;
                  (v) To the Knowledge of Seller and Clinsite, no attempt to organize any group or all of the employees of Seller has been made or proposed; (vi) no grievance or arbitration which might have a Material Adverse Effect on Seller or the Business is pending and, To the Knowledge of Seller, no claim therefor exists; (vii) no private agreement restricts Seller from relocating, closing, or terminating any of its operations or facilities; and (viii) Seller has not experienced any work stoppage or other labor difficulty or committed any unfair labor practice.

         Section 5.21. Insurance. Schedule 5.21 lists all policies of title, liability, fire, casualty, business interruption, workers' compensation, and other forms of insurance collectively "Policies" and individually a "Policy") insuring the properties, assets, or operations of Seller, setting forth the carrier, policy number, expiration dates, premiums, description of type of coverage, and coverage amounts. Seller has made copies of all such policies available to Purchaser. Except as set forth in Schedule 5.21, each of the Policies is in the amount and insures against the risks usually and customarily carried by a Person engaged in the Business as presently conducted, is in full force and effect, and Seller are not in default under any provisions of any Policy nor has Seller received notice of cancellation of any Policy. There is no claim by Seller pending under any Policy as to which coverage has been questioned, denied, or disputed by the underwriters of any Policy, and To the Knowledge of Seller, there is no basis for denial of any claim under any such policy. Neither Seller nor Clinsite (with respect to the Business) has received any written notice from or on behalf of any insurance carrier issuing any Policy that insurance rates therefor shall hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there shall hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any Policy. The Policies are sufficient in all material respects for compliance by Seller with all requirements of law and with the requirements of all Assigned Contracts.

         Section 5.22. Material Contracts. Schedule 5.22 lists as of the date of this Agreement (and excluding this Agreement itself) all of the following contracts and other agreements or commitments (whether oral or written) to which Seller or Clinsite is a party and which relate to the conduct of the Business (other than contracts and other agreements which are not Assumed Liabilities or are not included in the Acquired Assets (collectively, the "Material Contracts"):

         (a) employment, consulting, bonus, profit-sharing, percentage compensation, deferred compensation, pension, welfare, retirement, stock purchase or stock option plans and agreements and commitments with the directors or Personnel of Seller, excluding agreements and commitments terminable by Seller on not more than 30 days' notice without liability or penalty, and plans disclosed in Schedule 5.17(c);

         (b) notes, mortgages, contracts, agreements, and commitments for the repayment or borrowing of money by Seller in excess of $10,000 in any one case, or for a line of credit including borrowings by Seller in the form of guarantees of, indemnification for, or agreements to acquire any obligations of others, and all security or pledge agreements related thereto;

         (c) contracts, agreements, and commitments relating to any joint venture, partnership, strategic alliance, or sharing of profits or losses with any Person;

         (d) contracts, agreements, and commitments containing covenants purporting to limit the freedom of Seller or any Personnel to compete in any business or in any geographic area;

         (e) contracts, agreements, and commitments requiring payments or distributions to any shareholder, director, or Personnel of Seller, or any relative or affiliate of any such Person;

         (f) material contracts, agreements, licenses and commitments relating to Computer Software;

         (g) contracts, agreements, and commitments not disclosed on any other Schedule to this Agreement and which involve or may involve the payment or receipt by Seller (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services, or otherwise) of more than $25,000 per year or $50,000 over the initial term thereof, or are otherwise material to the Business;

         (h) contracts, agreements and commitments not made in the Ordinary Course of Business; and

         (i)      all Real Property Leases.

         Schedule 5.22 identifies whether each Material Contract is to be an Assigned Contract, but subject to Section 2.04. Seller and Clinsite have made true and complete copies of all the Material Contracts available to Purchaser.

         Except as set forth in Schedule 5.22, there are no transactions relating to the Business presently pending or planned or initiated or completed since December 31, 1999 between Seller and any shareholder, officer, director, or Personnel of Seller, or any relative or Affiliate of any such Person, including any contract, agreement, or other arrangement (i) providing for the furnishing of services by Seller, (ii) providing for the rental of real or personal property by Seller, or (iii) otherwise requiring payments from Seller (other than for services as officers or directors of Seller) to any such Person or corporation, partnership, trust, or other entity in which any such Person has a direct or indirect interest as a shareholder, officer, director, trustee, or partner.

         All of the Material Contracts are in full force and effect, except as provided in Schedule 5.22. Except as set forth in Schedule 5.22, neither Seller, nor, To the Knowledge of Seller, any other party thereto, has breached any material provision of, or is in material default under, the terms of, nor does any condition exist which, with notice or lapse of time, or both, would cause Seller or, To the Knowledge of Seller, any other party to be in default under, any contract, agreement, or commitment.

         Section 5.23. Customers and Suppliers. Schedule 5.23 sets forth a list of (a) all Seller's (or Clinsite's with respect to the Business) customers who in fiscal year 1999 generated at least $100,000 in revenues (excluding pass-through revenues), which Schedule 5.23 shall reflect the amount of pass-through revenues by customer, showing the dollar volume of sales to each such customer for such fiscal year, and (b) Seller's 10 largest suppliers by dollar volume and the dollar volume of purchases or leases by Seller from each such supplier for such fiscal year. Except as set forth on Schedule 5.23, no customer or supplier listed has terminated or materially changed, or has provided notice to Clinsite or Seller that it intends to, terminate or materially change its relationship with Seller (or Clinsite with respect to the Business).

         Section 5.24. Absence of Certain Business Practices. Except as set forth on Schedule 5.24, within the three years immediately preceding the date of this Agreement, To the Knowledge of Seller, neither Seller nor any Personnel, or any other Person acting on behalf of Seller has given or agreed to give, directly or indirectly, any gift or similar benefit to any customer, supplier, governmental employee, or other Person who is or may be in a position to help or hinder the Business (or assist Seller in connection with any actual or proposed transaction relating to the Business or the Acquired Assets), which might subject Seller to any damage or penalty in any civil, criminal, or governmental litigation or proceeding and which, if not continued in the future, may have a Material Adverse Effect on Seller.

         Section 5.25. Severance Arrangements. Except as set forth in Schedule 5.25, Seller has not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of Seller or Purchaser to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transaction contemplated by this Agreement will not trigger any severance or similar arrangement of Seller payable by Purchaser after the Closing.

         Section 5.26. Shareholders. Subject to a pledge in favor of PCLP and certain other parties, the issued and outstanding shares of Seller are owned of record and beneficially by the Persons set forth on Schedule 5.26
("Shareholders"), and no other Person has any equity interest in, or right, contingent or other, to acquire any equity interest in Seller.

         Section 5.27.  Year 2000 Compliance.

         (a) Seller's systems, processes, products, equipment and services (including its management reporting and accounting software modules and its related systems) are "Year 2000 Ready." "Year 2000 Ready" means that the systems, processes, products, equipment and services of Seller (including any software embedded in any products) ("Services"), have correctly identified, recognized and processed four-digit year dates, and the Services have since January 1, 2000: (1) continued to function properly with regard to dates with no errors or system interruptions; (2) accurately performed calculations and comparisons on dates that span centuries; (3); accepted and properly processed dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sorted and sequenced dates that span centuries; (5) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (6) prohibited use of date fields for any purpose other than to store valid dates; (7) precluded the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (8) complied with and conform to the specifications of American National Standard ANSI X3.30-1997, Representation of Date for Information Interchange.

         (b) Seller has contracted all critical suppliers regarding its Year 2000 Readiness. To the Knowledge of Seller, the Year 2000 Readiness of such critical suppliers is adequate to support the Business in all material respects.

         (c) Neither of Seller nor Clinsite has made any express warranties to any third party regarding the Year 2000 Readiness of the Business, except as set forth on Schedule 5.27.

         Section 5.28. Investment Representations and Restrictions on Transfer. Except as otherwise agreed in this Agreement or in the Registration Rights Agreement, in the event that common stock of SFBC is issued pursuant to this Agreement, Seller, Clinsite, PCLP and/or Gessner (collectively, the "Future SFBC Shareholders") will sign an investment letter in substance containing the following representations:

         (a) Each Future SFBC Shareholder has been advised and understands that the issuance by SFBC of its common stock will not be registered under the Act or the securities laws of any state, in reliance upon Section 4(2) of the Act and Rule 506 thereunder, on the grounds that no distribution or public offering of those securities is to be effected, and that in this connection, SFBC and Purchaser are relying in part on the representations of Clinsite and Seller set forth in this
                  Section 5.28;

         (b) Each Future SFBC Shareholder has been further advised and understand, if applicable, that no public market now exists for the common stock which may be issued by SFBC and that a public market may never exist for the securities;

         (c) Each Future SFBC Shareholder will purchase the common stock for investment purposes, for their own accounts and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

         (d) By reason of their business and financial experience, each Future SFBC Shareholder has the capacity to protect its own interest in connection with its investment in the common stock;

         (e) Each Future SFBC Shareholder is aware of SFBC's business affairs and financial condition and have each acquired sufficient information about SFBC to reach an informed and knowledgeable decision to acquire the common stock;

         (f) If true, each Future SFBC Shareholder is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Act;

         (g) Each Future SFBC Shareholder understands that any resale or other transfer by it or him of the common stock issued pursuant to the Earn-Out if any, and exercise of the Option, will be subject to restrictions under the Act and applicable state securities laws, and that the certificates representing the common stock, issuable upon payment of the Earn-Out if any, and exercise of the Option, if applicable, shall bear a legend evidencing such restriction on transfer. The legend on the common stock shall be substantially in the following form:

                  "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act and other applicable securities laws is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act and other applicable securities laws."

         Section 5.29. No Other Agreements to Sell Assets. Neither Clinsite nor Seller have any obligation, absolute or contingent, to any other Person to sell any of the Acquired Assets or any of the securities of Seller, or to effect any merger, consolidation, or other reorganization of Seller, or to enter into any agreement with respect thereto.

         Section 5.30. Broker's and Finder's Fees. Except for the fee due to Steve Kline which shall be paid on behalf of Seller at Closing from the proceeds of the Cash Payment, no broker, finder, or Person is entitled to any commission or finder's fee payable by Clinsite or Seller in connection with this Agreement or the transactions contemplated by this Agreement.

         Section 5.31. Non-Compete Agreements. To the Knowledge of Seller and Clinsite, (i) neither Seller nor Clinsite has entered into any agreement not to compete with any Person, and (ii) subject to the execution of the agreements in connection with the Closing releasing any such obligations to Clinsite or any Subsidiary, neither Davis, Gessner nor any other employee of Seller to be employed by Purchaser has done so.

         Section 5.32 All Material Information. To the Knowledge of Seller, Seller and Clinsite have not withheld from Purchaser any material facts relating to the Acquired Assets, the Business, the operations of Seller or Clinsite (with respect to the Business), or the financial or other condition of Seller. No representation or warranty made herein by Seller or Clinsite and no statement contained in any certificate or other instrument furnished or to be furnished to Purchaser by Seller or Clinsite in connection with the transactions contemplated by this Agreement contains or will contain an untrue statement of a material fact or omits to state any material fact necessary in order to make any representation, warranty, or other statement of Seller or Clinsite not misleading.

         Section 5.33. Superior Proposal. Clinsite is the sole shareholder of PDA, and each has approved the transactions contemplated by this Agreement with such board of directors approval, if any, which is necessary. If either the board of directors of Clinsite or Seller receives a Superior Proposal which it must consider pursuant to Section 13.01, and either board of directors is required by state law to submit such Superior Proposal to its shareholders, such board of directors shall submit such Superior Proposal without recommendation.

         Section 5.34. Other Borrowers. Except for distributions of assets or property in connection with discontinuing the operations of certain Other Borrowers, each of the Other Borrowers has never transferred to Seller or Clinsite any material assets or other material property except for fair consideration.

         Section 5.35. Conduct of the Business. No Subsidiary of Clinsite or Seller is managing (as opposed to selling or generating leads for) Phase III clinical trials.

                                    ARTICLE 6

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SFBC

         Purchaser and SFBC hereby jointly and severally represent and warrant to each of Seller and Clinsite as follows:

         Section 6.01. Organization.

         (a) Organization and Qualification. SFBC and Purchaser are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation. SFBC and Purchaser are duly authorized to conduct business and each of them is in good standing under the laws of each jurisdiction where such qualification is required, except where a lack of such qualification would not have a Material Adverse Effect on the financial condition of SFBC and Purchaser taken as a whole.

         (b) Capitalization of Purchaser. The capitalization of SFBC and Purchaser are as reflected on Schedule 6.01(b). All of the issued and outstanding common stock of SFBC and Purchaser has been duly authorized, are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SFBC or Purchaser to issue, sell, or otherwise cause to become outstanding any shares of their capital stock, except as disclosed on Schedule 6.01(b). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SFBC or Purchaser.

         Section 6.02. Authorization and Validity of Agreement. SFBC and Purchaser have all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the obligations of SFBC and Purchaser hereunder have been duly authorized by all necessary corporate action by the board of directors, and no other corporate proceedings on the part of SFBC or Purchaser are necessary to authorize the execution, delivery or performance. This Agreement has been duly executed by SFBC and Purchaser and constitutes a valid and binding obligation, enforceable against SFBC and Purchaser in accordance with its terms.

         Section 6.03. No Conflict or Violation. The execution, delivery, and performance of this Agreement by SFBC and Purchaser does not and shall not: (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, or other governing document of SFBC or Purchaser, (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority specifically applicable to SFBC or Purchaser; (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which SFBC or Purchaser is a party or by which it is bound or to which any of its properties or assets is subject which would prevent SFBC or Purchaser from consummating the transactions contemplated by this Agreement in accordance with the terms and provisions of this Agreement or which would have a Material Adverse Effect on SFBC or Purchaser; or (d) result in the imposition of any Liens or restrictions on the assets of SFBC or Purchaser.

         Section 6.04. Consents and Approvals. No consent, waiver, authorization, or approval of any governmental or regulatory authority, or of any other Person, or (based in part on the accuracy of Clinsite's and Seller's representations and warranties set forth in Section 5.28) declaration to or filing or registration with any governmental or regulatory authority, other than those consents, waivers, and approvals that have already been obtained, are required in connection with the execution and delivery of this Agreement by SFBC or Purchaser or the performance by SFBC or Purchaser of their obligations hereunder.

         Section 6.05. Financial Statements. Purchaser has done no business since inception. Attached hereto as Schedule 6.05 are true and complete copies of (a) the balance sheets of SFBC as of December 31, 1998 and 1997 and the related statements of operations, shareholders' equity and cash flows for each of the two years for the period ended December 31, 1998 together with the notes thereto and the audit report thereon of Kaufman, Rossin & Co., certified public accountants, and (b) the unaudited balance sheet of SFBC as of December 31, 1999 and the unaudited statement of operations for the 12-month period ended December 31, 1999. The term "SFBC Balance Sheet" means the balance sheet as of December 31, 1999 referred to above. All financial statements described by this Section
6.05 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial position of SFBC as of the respective dates thereof and the results of SFBCs' operations and cash flows for the periods then ended.

         Section 6.06. Absence of Certain Changes or Events. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, and except as set forth on Schedule 6.06, since the SFBC Balance Sheet Date, SFBC has operated its business in the Ordinary Course of Business and there has not been any adverse change, or event or development (including any damage, destruction or loss, whether or not covered by insurance) which, individually or together with such other events, would result in a Material Adverse Effect. In amplification, but not limitation, of the foregoing sentences, except as set forth on Schedule 6.06, SFBC has received no notice from any material current customer that any such customer intends to terminate any current project or study or cease doing business with it in the future. SFBC has not incurred any liabilities since December 31, 1999 other than liabilities incurred in the Ordinary Course of Business. Purchaser was organized on March 16, 2000 and has not engaged in any business.

         Section 6.07. Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.07, SFBC has no material indebtedness or liability which is not shown on the SFBC Balance Sheet or provided for thereon, other than liabilities incurred or accrued in the Ordinary Course of Business since December 31, 1999.

         Section 6.08. Compliance with Law. Except as set forth on Schedule 6.08, To the Knowledge of SFBC, SFBC and its business are in compliance with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations including those applicable to the FDA, discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building, sanitation, employment, retirement, labor relations, product advertising, and Environmental Requirements, other than, in any such case, any failure to be in compliance that does not or shall not have a Material Adverse Effect on the business, financial or future prospects of SFBC. SFBC is not in default with respect to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority or arbitrator applicable to it or its business, its Personnel, or is aware that any factual circumstances are likely to result in such default.

         Section 6.09. Litigation. Except as set forth on Schedule 6.09 (a) To the Knowledge of SFBC, there are no claims, actions, suits, proceedings, arbitral actions, or investigations pending or threatened against SFBC, its business, before or by any court or governmental body which, if adversely determined, could have a Material Adverse Effect on SFBC or could adversely affect the ability of SFBC to consummate the transactions contemplated by this Agreement; and (b) there are no unsatisfied judgments against SFBC, or its business.

         Section 6.10. Related Party Transactions. Except as set forth in
Schedule 6.10, there are no material transactions relating to SFBC's business presently pending or planned, or initiated or completed since December 31, 1999, between SFBC and any officer, director or affiliate of SFBC, any relative of any such Person, including any contract, agreement, or other arrangement (i) providing for the furnishing of material services by or to SFBC, (ii) providing for the rental of material real or personal property by or to SFBC, or (iii) otherwise requiring material payments from or to SFBC (other than for services as officers or directors of SFBC) to any such Person or corporation, partnership, trust, or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee, or partner.

         Section 6.11. Year 2000 Compliance.

         (a) SFBC's systems, processes, products, equipment and services (including its management reporting and accounting software modules and its related systems) are "Year 2000 Ready." "Year 2000 Ready" means that the Services of SFBC have correctly identified, recognized and processed four-digit year dates, and the Services have since January 1, 2000: (1) continued to function properly with regard to dates with no errors or system interruptions; (2) accurately performed calculations and comparisons on dates that span centuries; (3); accepted and properly processed dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sorted and sequenced dates that span centuries; (5) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (6) prohibited use of date fields for any purpose other than to store valid dates; (7) precluded the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (8) complied with and conform to the specifications of American National Standard ANSIX3.30-19865, Representation for Calendar Date and Ordinal Date for Information Interchange.

         (b) SFBC has contacted its critical customers suppliers regarding their Year 2000 Readiness. To the Knowledge of SFBC, the Year 2000 Readiness of such critical customers and suppliers is as set forth on Schedule 6.11.

         (c) SFBC has made no express or implied warranties to any third party regarding the Year 2000 Readiness of themselves, or any of their Services, except as set forth on Schedule 6.11.

         Section 6.12. All Material Information. To the Knowledge of SFBC, SFBC has not withheld from Seller or Clinsite any material facts relating to SFBC's business, the operations of SFBC, or the financial or other condition of SFBC, and no representation or warranty made herein by SFBC and no statement contained in any certificate or other instrument furnished or to be furnished to Seller and Clinsite by SFBC in connection with the transactions contemplated by this Agreement contains or will contain an untrue statement of a material fact or omits to state any material fact necessary in order to make any representation, warranty, or other statement of SFBC not misleading.

         Section 6.13. Broker's and Finder's Fees. No broker, finder, or other Person claiming through SFBC is entitled to any commission or finder's fee in connection with this Agreement or the transactions contemplated by this Agreement.

         Section 6.14. Environmental Compliance.

         (a) All leased real property occupied by SFBC and all operations and activities conducted thereon are, and at all times during possession thereof by SFBC, have been, and To the Knowledge of SFBC without inquiry to any third parties, at all times prior to SFBC possession thereof were, in material compliance with all applicable Environmental Requirements.

         (b) Except as disclosed on Schedule 6.14(b), no Hazardous Material has ever been generated, manufactured, refined, used, transported, treated, stored, handled, disposed, transferred, produced, or processed by SFBC at or on SFBC's currently leased real property;

         (c) To the Knowledge of SFBC without inquiry to any third parties, no underground storage tank or other underground storage receptacle (or associated equipment or piping) for Hazardous Materials is currently located on SFBC's leased real property; and there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Materials at, on, to, or from SFBC's Leased Real Property.

         (d) To the Knowledge of SFBC without inquiry to any third parties, there are no PCBs or friable asbestos located at or on the SFBC's Leased Real Property.

         (e) To the Knowledge of SFBC without inquiry to any third parties, lien or other encumbrance has been imposed on SFBC's Leased Real Property by any federal, state, local or foreign governmental agency or authority due to either the presence of any Hazardous Material on or off SFBC's leased real property or a violation of any Environmental Requirement.

         (f) SFBC has not received any notices issued pursuant to the citizen's suit provision of any Environmental Requirement relating to SFBC's leased real property or any facility or operations thereon.

         (g) SFBC has not received any request for information, notice, demand, letter, administrative inquiry, or formal or informal complaint, or claim with respect to any Environmental Conditions or violation of any Environmental Requirement relating to the real property or Leased Real Property or any facility or operations thereon.

         Section 6.15. Insurance. Schedule 6.15 lists all policies of title, liability, fire, casualty, business interruption, workers' compensation, and other forms of insurance collectively "Policies" and individually a "Policy") insuring the properties, assets, or operations of SFBC, setting forth the carrier, policy number, expiration dates, premiums, description of type of coverage, and coverage amounts. SFBC has made copies of all such policies available to Purchaser. Except as set forth in Schedule 6.15, each of the Policies is in the amount and insures against the risks usually and customarily carried by a Person engaged in the Business as presently conducted, is in full force and effect, and Seller is not in default under any provisions of any Policy nor has SFBC received notice of cancellation of any Policy. There is no claim by SFBC pending under any Policy as to which coverage has been questioned, denied, or disputed by the underwriters of any Policy, and To the Knowledge of SFBC, there is no basis for denial of any claim under any such policy. Seller has not received any written notice from or on behalf of any insurance carrier issuing any Policy that insurance rates therefor shall hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there shall hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any Policy. The Policies are sufficient in all material respects for compliance by SFBC with all requirements of law and with the requirements of all Assigned Contracts.

                                    ARTICLE 7

                                      TAXES

         Section 7.01. Taxes; Transfer Taxes. Seller shall pay all Taxes, including any deficiency, interest or penalty asserted with respect thereto. Seller shall be responsible for the preparation and filing of all Tax Returns required with respect to Taxes and Transfer Taxes relating to all periods through the Closing Date, and shall indemnify, defend and hold harmless Purchaser for any Tax arising through the Closing Date. Purchaser agrees to indemnify, defend and hold harmless Seller and Clinsite for Transfer Taxes (if any), including any deficiency, interest or penalty asserted with respect to thereto arising out of or in connection with the transactions effected pursuant to this Agreement.

         Section 7.02. Cooperation on Tax Matters. Seller shall furnish or cause to be furnished to Purchaser, as promptly as practicable, whether before or after the Closing Date, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing by Purchaser of any Tax Return, claim for refund, or other required or optional filings relating to tax matters, for the preparation by Purchaser for, and proof of facts during, any tax audit, for the preparation by Purchaser for any tax protest, for the prosecution or defense by Purchaser of any suit or other proceeding relating to tax matters, or for the answer by Purchaser to any governmental or regulatory inquiry relating to tax matters.

         Each party agrees that for a period of not less than seven (7) years following the Closing Date, it shall not destroy or otherwise dispose of any of the Files and Records relating to the Acquired Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing Date. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, each party shall provide access to the other and their respective attorneys, accountants, and other representatives, at the requesting party's expense, to such Files and Records as the requesting party may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and/or defend any such return, filing, audit, protest, claim, suit, inquiry, or other proceeding.

         Section 7.03. Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the Acquired Assets in accordance with
Schedule 7.03 and shall cooperate in the timely filing of Internal Revenue Service Form 8594 (or other appropriate forms), which shall be prepared in accordance with the allocation pursuant to Section 1060 of the Code, and any forms or documents required to be filed with respect to such matters with state or local taxing authorities. Each of the parties hereto shall not, and shall not permit any Affiliate to, take a position (except as required by any governmental order or ruling) on any Tax Return, before any governmental agency charged with the collection of any tax, or in any judicial proceeding, that is in any way inconsistent with the Purchase Price allocation determined in accordance with
Section 7.03.

                                    ARTICLE 8

                           COVENANTS PRIOR TO CLOSING

         Section 8.01. Seller's and Clinsite's Covenants. Seller and Clinsite covenant that, except as otherwise consented to in writing by Purchaser, from and after the date hereof until the Closing or the earlier termination of this
Agreement:

         (a) Except as set forth in Schedule 8.01(a), Seller shall not engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) Seller will not authorize or effect any change in their certificate of incorporation or bylaws; and

                  (ii) Seller shall not issue any note, bond or other debt security or create, incur, assume or grant any indebtedness or borrow money or capitalize lease obligations outside the Ordinary Course of Business.

         (b) All real property, machinery and equipment and other operating properties used in the business of Seller will be kept and maintained in good repair and working order (ordinary wear and tear excepted) on a basis consistent with past practices, and Seller will duly observe and conform to all material terms and conditions upon or under which any of such properties are held.

         (c) Seller shall use its commercially reasonable efforts to maintain in full force and effect in all material respects all insurance coverages for its business currently in effect and shall undertake to obtain equivalent replacement coverage with respect to any policies hereafter canceled or terminated.

         Section 8.02. Access. Seller shall give Purchaser access to information relating to the Business as Purchaser shall reasonably request.

         Section 8.03. Cooperation. Each of Seller, Clinsite and Purchaser agree to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain in a timely manner any such consents; and to use all commercially reasonable efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. Each of Seller, Clinsite, and Purchaser shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing.

                                    ARTICLE 9

                              CONDITIONS OF CLOSING

         Section 9.01. Conditions Precedent to the Obligations of Seller and Clinsite to Complete the Closing. The obligations of Seller and Clinsite under this Agreement to enter into and complete the Closing and to sell the Acquired Assets of Seller shall be subject to satisfaction of the following conditions, unless waived by them.

         (a) Purchaser shall have paid or delivered each component of the Purchase Price in accordance with Article 3.

         (b) All representations and warranties of SFBC and Purchaser herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date, except as expressly stated herein to be made as of a specified date. Each of SFBC and Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (c) Purchaser shall enter into an employment agreement with D. Scott Davis (the "Davis Employment Agreement") in the form annexed as Exhibit 9.01(c) to this Agreement.

         (d) Purchaser shall enter into an agreement with Seller's Subsidiary with respect to those Customer Contracts between the Subsidiary and sponsors of clinical trials, whereby Purchaser agrees to complete the Phase III management services which Seller had been performing pursuant to an oral agreement.

         (e) Purchaser shall enter into a consulting agreement with George Gessner (the "Gessner Consulting Agreement") in the form annexed as Exhibit 9.01(e).

         (f) Purchaser shall have received from SFBC as working capital a sum equal to $300,000 in cash.


         (g) Counsel to SFBC and Purchaser shall deliver an opinion addressed to Seller and Clinsite and dated the Closing Date, substantially in the form of Exhibit 9.01(g).

         (h) Purchaser shall have executed and delivered to Seller the Assignment and Assumption Agreement, and any other conveyancing documents to which it is a party, deemed necessary by counsel to the parties, including, without limitation, an acknowledgement and acceptance of a bill of sale covering the Acquired Assets.

         (i) Each of SFBC and Purchaser shall have delivered to Seller a copy of the resolutions of their respective boards of directors (and minutes of shareholder meetings or consents if necessary) certified as of the Closing Date by the secretary or assistant secretary thereof, duly authorizing the execution, delivery and performance by each of SFBC and Purchaser of this Agreement and each other agreement, document and instrument contemplated hereby, together with a certification as to the incumbency of the persons authorized to execute and deliver such documents on their behalf.

         (j) The Clinsite/PCLP Agreement shall have been executed and delivered by each of Clinsite, PCLP and any required third parties pursuant to due authority.

         (k) The Registration Rights Agreement shall have been executed and delivered by each of SFBC and Clinsite in a form satisfactory to PCLP.

         (l) SFBC and Purchaser shall have delivered to Clinsite and PCLP the financial portion of the business plan for Sellers, as developed for SFBC's underwriter, subject to an appropriate confidentiality agreement in favor of SFBC.

         (m) George Gessner shall have entered into a marketing agreement with LeeCoast.

         (n) The initial installment of $66,667 pursuant to the Loan shall have been paid to LeeCoast pursuant to Section 10.11.

         Section 9.02. Conditions Precedent to the Obligations of SFBC and Purchaser to Complete the Closing. The obligations of SFBC and Purchaser under this Agreement to enter into and complete the Closing and the purchase of the Acquired Assets shall be subject to satisfaction of the following conditions, unless waived by SFBC and Purchaser:

         (a) All representations and warranties of Seller and Clinsite herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date, except as expressly stated herein to be made as of a specified date. Seller and Clinsite shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b)      All the Required Consents shall have been obtained.

         (c) There shall not have occurred since December 31, 1999, any change with respect to the Business, Acquired Assets, or the financial condition or results of operations of Seller which could reasonably be expected to have a Material Adverse Effect upon the Business, Acquired Assets, the financial condition or results of operations of Seller.

         (d) Seller has executed and delivered to Purchaser all documents necessary to convey title to the Acquired Assets to Purchaser as contemplated by this Agreement, including, and without limitation, the Assignment and Assumption Agreement, bill of sale and any assignments and assumption related to any Real Property Leases.

         (e) Seller shall have provided to Purchaser a complete and accurate Schedule including an aging Schedule for all of Seller's Accounts Receivable (and Clinsite's accounts receivable with respect to the Business listed on Schedule 1) as of a date not more than five business days prior to the Closing Date.

         (f) Purchaser shall have entered into assignment and assumption agreements with respect to all assumed Leases of real property or personal property.

         (g) Counsel to Seller and Clinsite shall deliver an opinion addressed to SFBC and Purchaser and dated the Closing Date in substantially the form of Exhibit 9.02(g).

         (h) PCLP (and the Other Lien Holders) (i) shall have consented to this Agreement and the transactions contemplated hereby, and shall have modified the PCLP Debt specifically to subordinate the Lien of PCLP (and the Other Lien Holders) on the Accounts Receivable constituting Acquired Assets and the accounts receivable of Purchaser to a loan from Senior Lender in accordance with the form of subordination customarily required by Senior Lender and (ii) PCLP's Lien (and the Liens of the Other Lien Holders) against the Acquired Assets shall only secure payments due by Purchaser hereunder constituted by the Note and the Earn-Out.

         (i)      Purchaser shall have entered into the Davis Employment
                  Agreement..

         (j) Purchaser shall have entered into an agreement with Seller's Subsidiary as provided in Section 9.01(d).

         (k) Each of Clinsite and Seller shall have provided SFBC and Purchaser with such financial and other information concerning Seller which SFBC and Purchaser may reasonably request.

         (l) Each of Clinsite and Seller shall have delivered to Purchaser a copy of the resolutions of their respective boards of directors (and minutes of shareholder meetings or consents as required to approve this Agreement) certified as of the Closing Date by the secretary or assistant secretary thereof, duly authorizing the execution, delivery and performance by each of them of this Agreement and each other agreement, document and instrument contemplated hereby, together with a certification of incumbency of the persons authorized to execute and deliver such documents on their behalf.

         (m) The Registration Rights Agreement shall have been executed and delivered by each of SFBC and Clinsite.

         (n) PDA shall have executed a release or otherwise terminated those certain employment and non-compete and confidentiality agreements by and between D. Scott Davis and PDA dated November 1, 1999.

         (o) Clinsite and PDA and/or its Subsidiary shall have executed a release or otherwise terminated those certain employment and non-compete and confidentiality agreements with George Gessner dated November 1, 1999.

         (p) George Gessner shall have entered into a marketing agreement with LeeCoast.

         (q)      LeeCoast shall deliver the LeeCoast Note to SFBC.

                                   ARTICLE 10

                             POST CLOSING COVENANTS

         Following the Closing, the parties hereto shall be bound by the following covenants:

         Section 10.01. The Earn-Out. SFBC shall pay or cause Purchaser to pay the Earn-Out, if any, as provided in Section 3.03 of this Agreement.

         Section 10.02. Post-Closing Access and Delivery of Reports.

         (a) Purchaser shall, following the Closing, give to Seller, PCLP and their authorized representatives such reasonable access, at Seller's and/or PCLP's cost and expense, during normal business hours and upon prior notice, to all books and records reflecting the results of operations of Purchaser which include the Acquired Assets acquired (including without limitation all such accounting books and tax records), as Seller or PCLP may reasonably require in connection with the preparation and filing of Tax Returns, audits or any claim made by any party with respect to a liability or obligation that is not an Assumed Liability. Such access shall also be given to the extent necessary to ensure that the Earn-Out may be achieved during a given fiscal year. Seller, Clinsite, PCLP and their authorized representatives shall execute such confidentiality agreements with respect to such inspections as shall be reasonably requested by Purchaser.

         (b) Within 45 days following the end of each calendar quarter during 2000 (except the quarter ended March 31, 2000), 2001, and 2002, Purchaser shall deliver to Seller and PCLP in the manner provided for the giving of notice pursuant to Section
                  15.06 of this Agreement, a written report containing at the very least the information relating to the operations of the Acquired Assets similar to that reflected on Schedule 5.06 to this Agreement.

         Section 10.03. Covenant Not to Compete.

         (a) Seller and Clinsite hereby covenant and agree that for the period commencing with the Closing Date and ending two years from such date, Seller and Clinsite, shall not, within the United States, directly or indirectly, own, operate, or otherwise engage in any entity or business enterprise which is engaged in a Phase III clinical research business similar to that conducted by Seller as of the Closing Date.

         (b) Seller and Clinsite shall cause their Subsidiaries and Affiliates to hold in confidence and refrain from disclosing, or making use of all knowledge and information of a confidential nature relating to the Business of prior to the Closing Date or knowledge learned as the result of Seller or Clinsite exercising their rights hereunder, except knowledge and information which is or becomes generally available to the public other than as a result of a disclosure prohibited hereby, or is required to be disclosed by Law.

         (c) Notwithstanding Sections 10.03(a) and (b) above or any other provision of this Agreement, in the event, and to the extent, that the business operations conducted by LeeCoast (or any other Subsidiary of Clinsite still operating) may constitute engaging in Phase III clinical research, the provisions of those Sections shall not apply to Seller, Clinsite or LeeCoast (or any other Subsidiary of Clinsite still operating), or any of their successors or assigns as it relates to the business operations being conducted by LeeCoast (or any other Subsidiary of Clinsite still operating) as of the Closing Date.

         Section 10.04. Change of Business Name. As soon as possible after the Closing, Seller shall change their names to names which do not include "Pharmaceutical Development Associates" or "PDA", , and Seller and Clinsite shall cease using such names or any confusingly similar names. Purchaser shall not be entitled to use the name "Clinical Site Services Corp.", "Clinsites", "Clinsite" or any confusingly similar names and such names are not Acquired Assets.

         Section 10.05. Further Assurances. Seller and Clinsite from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         Section 10.06. Right of First Refusal. If SFBC issues shares of its common stock in payment of the Earn-Out and SFBC has not completed an IPO, this section shall be applicable. For so long as Seller or Clinsite continues to hold any of the common stock of SFBC (or, if earlier, the date of any IPO), Seller and Clinsite shall not sell, assign, transfer, assign, pledge, hypothecate, mortgage, encumber, or otherwise dispose of all or any of its shares of SFBC common stock, except to a third party (the "Proposed Transferee") pursuant to a bona fide offer (the "Offer") to purchase any portion of the common stock (the "Offered Shares") after having granted SFBC a right of first refusal to purchase the Offered Shares pursuant to the terms of this Section 10.06. In the event of an Offer, Seller and Clinsite shall submit an offer to sell the Offered Shares to SFBC on terms and conditions, including price, that are no less favorable than those on which Seller or Clinsite propose to sell the Offered Shares to the Proposed Transferee. Seller or Clinsite shall deliver to SFBC a copy of the Offer, which shall disclose the identity of the Proposed Transferee, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. If Seller or Clinsite receives a written acceptance of the terms of the Offer as to all the Offered Shares from SFBC within 15 days of transmittal of the Offer, then the common stock shall be deemed to be the subject of a binding purchase and sale agreement as of the time of Seller's or Clinsite's receipt of the written acceptance, and the closing of such purchase and sale shall take place at the principal offices of SFBC within 10 days following the date of delivery to Seller or Clinsite of the acceptance. If SFBC does not purchase all of the Offered Shares, then Seller or Clinsite may sell all (but not less than all) of the Offered Shares to the Proposed Transferee, within 30 days of the lapse or waiver of the rights to purchase the Offered Shares, for a price and upon other terms and conditions not materially more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold to the Proposed Transferee within such 30-day period, then such Offered Shares shall continue to be subject to this Section
10.06 as to any other proposed transfer.

         Section 10.07. Underwriting Arrangements. In connection with any IPO, Seller and Clinsite (or their transferees including PCLP), if they own any common stock of SFBC, shall enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an agreement between underwriters and companies of SFBC's size and investment stature, including without limitation an agreement that Seller and Clinsite (and their transferees) shall not sell or dispose of the common stock on the date of closing of the IPO for a specified period following such closing date (but not longer than the period that is applicable to SFBC's (i) officers, directors and employees and (ii) shareholders owning more than the lesser of (x) 5% of the outstanding common stock or (y) the percentage of the outstanding common stock held by PCLP and Gessner in the aggregate).

         Section 10.08. Registration Rights Agreement. SFBC shall execute and deliver to Clinsite and Seller in connection with the Closing the Registration Rights Agreement ("Registration Rights Agreement") attached hereto as Exhibit 10.08.

         Section 10.09. Miscellaneous. At any time, and from time to time:

         (a) Seller and Clinsite shall execute such consents and other instruments and make such filings as may be reasonably necessary or appropriate in order to allow Purchaser or any Affiliate of Purchaser to change its name to, or to utilize the names "Pharmaceutical Development Associates" (or any substantially similar names to which Seller owns any right) from and after the Closing Date.

         (b) Subject to Section 10.03(c), after the Closing, Seller and Clinsite (including any Subsidiary of each) shall not directly or indirectly use, for their own benefit or otherwise, or disclose to any other Person, any information relating to the Acquired Assets or the Business, except to the extent that such information (i) is or becomes generally available to the trade or the public other than as a result of a disclosure by Seller or Clinsite or their representatives, (ii) is required to be disclosed by Law or order of a court or governmental body, (iii) as necessary in connection with tax matters or
                  (iv) as may be necessary or appropriate to communicate to Seller's or Clinsite's agents, employees, officers, directors, or counsel to effectuate the terms of this Agreement.

         Section 10.10. Employment of Personnel. Except as otherwise agreed by the parties prior to the Closing, Purchaser shall offer to employ all Personnel of Seller set forth on Schedule 10.10 immediately after the Closing. Except for
D. Scott Davis who shall be employed pursuant to the terms of the Davis Employment Agreement, the terms of such employment shall be employment at will. The employment of all Personnel set forth on Schedule 10.10 by Clinsite or Seller shall be terminated effective as of the Closing Date. Purchaser shall not be liable for any severance compensation which shall be paid or owed by Seller.

         Section 10.11. Advances to LeeCoast. Pending exercise of the Option described in Section 10.12, SFBC shall lend to LeeCoast the sum of $200,000 to be used as working capital for LeeCoast (the "Loan"). The Loan shall be made in installments of $66,667 on the Closing Date, and $66,666 payable 30 and 60 days thereafter. The Loan shall be evidenced by a promissory note in the form of
Exhibit 10.11 and shall have a face amount of up to $200,000 due in 12 months from the actual date of the first advance together with 8% per annum simple interest (the "LeeCoast Note"). The LeeCoast Note shall be secured by a first priority security interest in favor of SFBC in the accounts receivable of LeeCoast, (but subordinated by SFBC if required by any lender providing senior term or revolving credit facilities to LeeCoast not existing as of the Closing
Date) and SFBC shall have the right to set-off the Earn-Out against the LeeCoast
Note in case of default by LeeCoast. In the event of a sale of LeeCoast to any third party not affiliated with SFBC, the LeeCoast Note shall become immediately due and payable with accrued interest. In the event that the Option is exercised by SFBC or Purchaser in accordance with Section 10.12, and Clinsite and PCLP elect to receive cash for payment as the Option Exercise Price, any amount due under the LeeCoast Note shall be credited toward the Option Exercise Price. PCLP and the Other Lien Holders shall subordinate their Lien on the Earn-Out to any set-off rights of SFBC solely with respect to the LeeCoast Note.

         Section 10.12.  Option to Purchase the Assets of LeeCoast.

         (a) (i) For a period of time commencing the earlier of (A) 30 days after the closing of an IPO or (B) six months following the Closing Date (the "Exercise Period") and terminating at 6:00 p.m. Miami time on a date 12 months following the Closing Date, each of SFBC and Purchaser shall have the option (the "Option"), but not the obligation, to purchase all or substantially all of the assets of LeeCoast in exchange for a payment of $600,000, plus the amount by which the LeeCoast Operating Assets exceed the LeeCoast Operating Liabilities (or minus the amount by which the LeeCoast Operating Liabilities exceed the LeeCoast Operating Assets) as of the end of the month immediately preceding the date of any Notice given under
                  Section 10.12(b) (the "Option Exercise Price"), subject to adjustment as of the closing date of such purchase and upon receipt of a closing date balance sheet prepared by Purchaser in accordance with GAAP, consistently applied.

                  (ii) The provisions of Section 3.01(b) shall apply to the extent that Clinsite and LeeCoast shall have the same right to engage another accounting firm to review the preparation of the LeeCoast closing date balance sheet if the variance between the LeeCoast Operating Assets and the LeeCoast Operating Liabilities exceeds $25,000. If Purchaser, Clinsite and LeeCoast cannot resolve the difference between the two balance sheets, they shall submit the matter to another accounting firm in the same manner as Section 3.01(b).

                  (iii) If during the Exercise Period, Clinsite and PCLP receive a Notice in accordance with Section 10.12(b), and if SFBC has completed an IPO, then Clinsite and PCLP shall have the option of electing to receive cash or common stock of SFBC with a Fair Market Value equal to the Option Exercise Price as payment of that portion of the Option Exercise Price remaining after crediting the pay-off amount for the LeeCoast Note. In the event that SFBC or Purchaser pays the Option Exercise Price in common stock of SFBC, all provisions related to SFBC common stock, including the deposit of cash, registration of shares under the Act, and the Registration Rights Agreement shall cover such shares in the same manner as if such shares were a part of the Earn-Out; provided that a fourth right to a registration on Form S-3 shall be added in favor of Clinsite under the Registration Rights Agreement.

         (b) If the Option is exercised, SFBC or Purchaser shall assume all of the LeeCoast Operating Liabilities. SFBC and Purchaser (or either one) may exercise the Option by giving written notice to Clinsite and PCLP of its intent to exercise the Option (the "Notice") within the Exercise Period. In connection delivery of the Notice, SFBC or Purchaser shall also (i) at its expense select auditors and arrange for an audit of the financial statements of Clinsite or the subsidiary which owns the LeeCoast assets (the "Audit") and (ii) deliver an asset purchase agreement which contains all of the representations and warranties of Clinsite and Seller and SFBC or Purchaser contained in this Agreement, to the extent applicable. The Audit shall be as of any date ending a calendar month and for the periods selected by the party giving the Notice. Clinsite shall to the fullest extent reasonably practical cooperate with and facilitate the conduct of the Audit. Within 15 days from receipt of the asset purchase agreement, Clinsite shall deliver all of the required schedules to the party giving the Notice and a notice to SFBC and Purchaser from Clinsite and PCLP stating whether they elect to receive cash or shares of common stock of SFBC in payment of the Option Exercise Price. The financial statements of Clinsite or the subsidiary which owns LeeCoast which shall be contained in the asset purchase agreement shall be as of a fiscal quarter or year date not more than 90 days from the date of delivery of the asset purchase agreement to Clinsite.

         (c) Within 15 days after the receipt of the schedules, SFBC or Purchaser, as the case may be, shall tender $100,000 cash (the "Escrow Deposit") to an agent reasonably acceptable to SFBC as escrow agent ("LeeCoast Escrow Agent"). The LeeCoast Escrow Agent shall hold the Escrow Deposit until (i) the Audit regarding LeeCoast has been completed and (ii) it has been given written notice that the party giving the Notice exercises the Option (the "Exercise Notice") or declines to do so (the "Rejection Notice"). The party giving the Notice shall have 15 days after receipt of the Audit to either deliver the Exercise Notice or the Rejection Notice to the other parties to the asset purchase agreement and to the LeeCoast Escrow Agent, which shall hold the funds in escrow and deposit them in an interest bearing account with Mellon Bank or a financial institution acceptable to all parties. If the Exercise Notice is given, and Clinsite elects to receive the Option Exercise Price in cash, the LeeCoast Escrow Agent shall deliver the Escrow Deposit together with accrued interest to Clinsite at the closing, or if no closing occurs, upon a final determination of an arbitration panel, or a court if review is sought, that the party giving the Exercise Notice has breached its obligation under this Agreement, or the asset purchase agreement described above if executed and delivered. If the Rejection Notice is given, if LeeCoast breaches its obligations under this Agreement or the asset purchase agreement described above if executed and delivered, or if Clinsite and PCLP elect to receive SFBC common stock, LeeCoast Escrow Agent shall deliver the Escrow Deposit together with accrued interest to the party which gave the Notice.

         (d) Pending exercise of the Option, SFBC and Purchaser and their representatives shall have the right to review any books and records of LeeCoast upon reasonable notice during business hours. LeeCoast and Clinsite shall cooperate to the fullest extent reasonably practical with such due diligence requests. Additionally, during the Exercise Period, LeeCoast shall provide SFBC within 10 days of their availability (but in no event more than 45 days after the end of any calendar month), its internally generated unaudited financial statements in order for SFBC to continue to monitor the financial position of LeeCoast and to facilitate its decision during the Exercise Period as to whether it will exercise the Option; provided, however, that no delay in providing such financial statements shall extend the Exercise Period.

         (e) Notwithstanding anything in this Section 10.12 to the contrary, Clinsite and LeeCoast shall be free to solicit offers to purchase LeeCoast or its assets prior to or after the commencement of the Exercise Period. If a bona fide written offer is received which Clinsite believes is a better offer, it shall submit the terms and conditions, including the price and other material facts relating to the proposed sale (the "Terms of Offer for LeeCoast") to SFBC and Purchaser, and after receipt of which they shall have 10 business days to provide written notice that they will match such Terms of Offer for LeeCoast. If SFBC and Purchaser elect not to match the Terms of Offer for LeeCoast, then Clinsite and LeeCoast shall be free to consummate the transaction with such third party on substantially the same terms and conditions provided to SFBC and Purchaser. For purposes of determining whether an offer is on substantially the same terms, publicly traded securities which can be immediately resold shall be treated as equivalent to cash. If SFBC and Purchaser elect to match the Terms of Offer for LeeCoast, then, if in the good faith judgment of the board of directors of Clinsite their fiduciary duties require providing the third party who offered the Terms of Offer for LeeCoast an opportunity to top its original bid, then Clinsite shall inform all interested parties of such determination, and such third party shall be afforded 5 business days and one opportunity only to top the Terms of Offer for LeeCoast (unless providing only one such opportunity is determined by the board of directors of Clinsite to be a breach of its fiduciary duty in which case the board of directors shall proceed with a bidding process in accordance with its fiduciary duty). If that third party does not elect to top its original bid, then the Option shall be deemed exercised. If the third party does top its original bid or last bid with a better offer (the "New LeeCoast Offer Terms"), then SFBC and Purchaser shall be notified of the New LeeCoast Offer Terms and, thereafter, shall have 10 business days from the date each receives the New LeeCoast Offer Terms to match such New LeeCoast Offer Terms, in which case SFBC must close the transaction on substantially the same terms and conditions contained in the New LeeCoast Offer Terms or Clinsite shall be free to sell LeeCoast to the third party offering the New LeeCoast Offer Terms.

         Section 10.13. Cash Transfers; Conduct of Operations. From the Closing Date until December 31, 2002, each of SFBC and Purchaser covenants and agrees as follows:

         (a) Purchaser will not be required by SFBC to, and shall not, repay the working capital required by this Agreement to SFBC, nor shall Purchaser make any loan or other advance to SFBC or any Affiliate thereof;

         (b) Purchaser shall not distribute more than 50% of its annual after tax income to shareholders;

         (c) Purchaser shall be maintained as an independent company for accounting purposes;

         (d) Purchaser shall not be charged with any SFBC or Affiliate inter-company charges, including, without limitation admistrative expenses or overhead, except for the $12,000 annual management fee and auditing fees and expenses up to $20,000 per year;

         (e) Purchaser shall not be a party to any transaction with SFBC or its Affiliates, unless such transaction is determined in good faith by SFBC to be at least as favorable as could be obtained with an unaffiliated third party or is consented to by Clinsite and PCLP; and

         (f) SFBC shall conduct all ophthalmology, dermatology and generic clinical equivalence studies which require management of multiple sites (the "Studies") through Purchaser; provided, however, that this provision shall not prevent SFBC from acquiring another business already performing or managing such Studies as of the date of the acquisition(s) and the acquired business may continue performing Studies including new Studies after the date of the acquisition(s) as long as SFBC officers, directors, employees or independent contractors (excluding employees of any acquired business) do not assist any acquired business in soliciting or managing the Studies.

         Section 10.14. D. Scott Davis' Employment. In addition to, but not in limitation of, anything contained in the Davis Employment Agreement, at least until December 31, 2002 SFBC shall employ D. Scott Davis ("Davis") as President of Purchaser, and he shall be responsible for day to day operations of Purchaser. Until December 31, 2002, Davis will not be required to devote any material time to any other SFBC activities without the written consent of Davis and PCLP. Notwithstanding the foregoing, Purchaser may terminate Davis for "cause" as defined in the Davis Employment Agreement.

                                   ARTICLE 11

                                    SURVIVAL

         All representations and warranties contained in this Agreement shall survive the execution, delivery, and performance hereof, notwithstanding any investigation conducted at any time with respect thereto, for the longer of (a) eighteen (18) months after the Closing Date or (b) in the case of the representations and warranties made in any of Sections 5.08 and 5.18, a period ending 60 days after the expiration of the statutory period of limitations (without any extensions) applicable to any matter subject to the representations and warranties contained in those Sections, except that the representations and warranties made in each of Sections 5.01, 5.03, and 5.28, (to the extent applicable), 6.01 and 6.02, shall survive indefinitely.

                                   ARTICLE 12

                                 INDEMNIFICATION

         Section 12.01. Indemnification of Purchaser.

         (a) Seller and Clinsite shall, jointly and severally, indemnify and hold harmless Purchaser and its successors and their respective shareholders, officers, directors, and agents from and against any and all damages, losses, liabilities, costs, and expenses, including reasonable and actually incurred attorneys' fees (and costs and reasonable and actually incurred attorneys' fees in respect of any suit to enforce this provision) (each a "Loss" and collectively, "Losses"), arising from or relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Seller or Clinsite in this Agreement (including any failure to collect Accounts Receivable within 90 days of the date such Accounts Receivable are due and payable), or in any document, certificate, or affidavit delivered by Seller or Clinsite pursuant to the provisions of this Agreement; (b) any liability, obligation, or commitment of any nature (absolute, accrued, contingent, or other) of Seller or Clinsite or relating to the Acquired Assets or the operation of the Business arising out of transactions entered into or events occurring prior to the Closing and not expressly assumed by Purchaser pursuant to this Agreement; (c) any Environmental Expenses, any Environmental Claims, any Environmental Conditions, or any material violation of Environmental Requirements relating to any time on or before the Closing Date; and (d) any and all actions, suits, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing. Purchaser acknowledges and agrees that (i) other than the representations and warranties of Clinsite and Seller specifically contained in this Agreement or in any other instrument or document executed pursuant hereto, there are no representations or warranties of Clinsite or Seller either expressed or implied with respect to the transactions contemplated hereby, Clinsite, Seller, the Business or the Acquired Assets; (ii) Purchaser shall have no claim or right of indemnification pursuant to Section 12.02 with respect to any information, documents or materials furnished by Clinsite or Seller or any of its officers, directors, employees, agents, or advisors to Clinsite or Seller in expectation of the transactions contemplated hereby other than this Agreement, the Schedules hereto and any instruments and documents executed pursuant hereto and (iii) if the Closing occurs, Purchaser's sole and exclusive remedy with respect to any and all Losses relating to this Agreement or any document or instrument delivered by Clinsite or Seller pursuant hereto, the transactions contemplated hereby, Clinsite, Seller, the Business and the Acquired Assets shall be pursuant to the indemnification provisions set forth in this Section

                  12.01 (other than Losses arising or otherwise claimed under common law or statutory fraud which may be brought independently).

         In addition, Seller and Clinsite shall jointly and severally, indemnify and hold SFBC and Purchaser and their lenders, if any, harmless from and against any Loss which SFBC and Purchaser and/or the Acquired Assets may suffer insofar as such Loss arises out of or is based upon a breach or alleged breach of, or failure to comply with any provision of, or to give any notice or make any filing pursuant to, any bulk sales law or similar statute. SFBC and Purchaser understand that no notices or filings are being made in respect of the Acquired Assets under any such law or statute.

         (b) Notwithstanding anything to the contrary contained in this Agreement, no claim can be made against Clinsite or Seller or shall be payable by Clinsite or Seller, for indemnification pursuant to this Section 12.01 with respect to any individual item of Loss, unless Purchaser has suffered, incurred, sustained or become subject to Losses in excess of $50,000 in the aggregate; provided, however, that once such threshold has been satisfied, Purchaser may recover for all such Losses as if there has been no threshold. For purposes of this Section 12.01, in computing such aggregate amounts of Losses, the amount of each Loss shall be deemed to an amount (i) net of any Tax benefit to Purchaser or any Affiliate thereof, and
                  (ii) net of any insurance proceeds with respect thereto.

         Section 12.02. Indemnification by SFBC and Purchaser. SFBC and Purchaser shall jointly and severally indemnify and hold harmless Seller and Clinsite and their successors and their respective shareholders, officers, directors, and agents from and against any and all Losses resulting from or relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of SFBC and Purchaser in this Agreement, (b) any Assumed Liability; (c) liabilities or obligations incurred by Purchaser resulting from the operation of the Business or any of the Acquired Assets after the Closing Date and (d) any and all suits, actions, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing. Clinsite and Seller acknowledges and agrees that (i) other than the representations and warranties of SFBC and Purchaser specifically contained in this Agreement or in any other instrument or document executed pursuant hereto, there are no representations or warranties of SFBC or Purchaser either expressed or implied with respect to the transactions contemplated hereby, SFBC or Purchaser; (ii) Clinsite and Seller shall have no claim or right of indemnification pursuant to Section 12.02 with respect to any information, documents or materials furnished by SFBC or Purchaser or any of its officers, directors, employees, agents, or advisors to Clinsite or Seller in expectation of the transactions contemplated hereby other than this Agreement, the Schedules hereto and any instruments and documents executed pursuant hereto and (iii) if the Closing occurs, Clinsite's and Seller's sole and exclusive remedy with respect to any and all Losses relating to this Agreement or any document or instrument delivered by SFBC or Purchaser pursuant hereto, the transactions contemplated hereby, SFBC or Purchaser shall be pursuant to the indemnification provisions set forth in this Section 12.02 (other than Losses arising or otherwise claimed under common law or statutory fraud which may be brought independently).

         Section 12.03. Procedure.

         (a) Promptly (and in any event within 15 days after the service of any citation or summons) after acquiring knowledge of any claim for which one of the parties hereto (the "Indemnified Party") may seek indemnification against another party (the "Indemnifying Party") pursuant to this Article 12, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this
                  Article 12 except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from such claim, the Indemnified Party shall only have the right to defend the action resulting from such claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall only have the right to settle or compromise any claim related to any Loss against it, and, as the case may be, recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the same. The Indemnifying Party; shall only have the right to settle or compromise any claim related to any Loss against the Indemnified Party without the consent of the Indemnified Party; provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

         (b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article 12, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the claim related to a Loss for which indemnification is being received.

                                   ARTICLE 13

                        NO SOLICITATION; VOTING AGREEMENT

         Section 13.01. No Solicitation.

         (a) Without limitation of Seller's or Clinsite's other obligations under this Agreement, Seller and Clinsite agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its commercially reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller, or any purchase or sale of the assets (including without limitation, equity securities of Seller) of Seller or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of Seller (any such proposal or offer other than a proposal or offer made by SFBC or an Affiliate thereof is referred to as an "Acquisition Proposal"). Seller and Clinsite further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its commercially reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, each of Seller and Clinsite or its respective board of directors shall be permitted, solely to the extent necessary to fulfill its fiduciary duties under the law of the state of its incorporation, to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (i) it has received an unsolicited bona fide written Acquisition Proposal from a third party and its board of directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or, its board of directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal, (ii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its board of directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in any confidentiality agreement with SFBC existing on the date hereof and (iii) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies SFBC promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Seller agrees that it will promptly keep SFBC informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

         (b) Seller and Clinsite agree that each will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted with respect to any Acquisition Proposal. Seller and Clinsite agree that each will use commercially reasonable efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 13.01. Nothing in this Section 13.01 shall (x) permit Seller or Clinsite to terminate this Agreement (except as specifically provided in Article 14 hereof) or (y) affect any other obligation of Seller or Clinsite under this Agreement. Neither Seller nor Clinsite shall submit to the vote of its shareholders any Acquisition Proposal, provided, however, if the board of directors of Seller or Clinsite receives an Acquisition Proposal prior to the termination of this Agreement for any reason which constitutes, or the respective board of directors concludes that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, and is required by state law to submit such Superior Offer to its shareholders, the board of directors receiving such Acquisition Proposal shall inform SFBC immediately and shall allow SFBC to prepare a revised proposal if SFBC at its sole discretion chooses to do so.

                                   ARTICLE 14

                                   TERMINATION

         Section 14.01. Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

         (a) SFBC and Purchaser and Seller and Clinsite may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) SFBC and Purchaser may terminate this Agreement at any time prior to Closing by giving written notice to Seller and Clinsite if SFBC and Purchaser are not satisfied with the results of its continuing business, legal, and accounting due diligence regarding Seller;

         (c) SFBC and Purchaser may terminate this Agreement by giving written notice to Seller and Clinsite at any time prior to the Closing (i) in the event that Seller or Clinsite has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SFBC or Purchaser has notified Seller and Clinsite of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 30, 2000.

         (d) Seller and Clinsite may terminate this Agreement by giving written notice to SFBC and Purchaser at any time prior to the Closing (i) in the event SFBC or Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller and Clinsite have notified SFBC and Purchaser of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, (ii) if the Closing shall not have occurred on or before March 30, 2000, or (iii) they conclude they can accept a Superior Proposal.

         Section 14.02. Effect of Termination. If any party terminates this Agreement pursuant to Section 14.01 above, (a) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (b) no information received by any party hereto with respect to the business of the other party or their affiliated companies (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed or available as public information with any governmental authority) shall at any time be used for the advantage of, or disclosed to third parties, by such party for any reason whatsoever; and (c) all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party, except to the extent such claim or obligation has accrued prior termination of this Agreement is as a result of a material breach as provided in Sections 14 (c)(i) and (d)(i) above, in which case the terminating party's right to pursue any remedy available at law shall not be waived.

                                   ARTICLE 15

                                  MISCELLANEOUS

         Section 15.01. Public Announcements. No party shall make any press release or public announcement concerning this transaction prior to or after the Closing Date, except as expressly permitted by the other party, except that either party may make any press release or public announcement if and to the extent required by securities law or stock exchange requirement or other applicable law or legal compulsion, provided that such party who proposes to make such legally-required disclosure provide the other party with notice as promptly as practicable of the circumstances that it believes creates a duty to make such disclosure and an opportunity to review such disclosure and comment thereon.

         Section 15.02. Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

         Section 15.03. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         Section 15.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         Section 15.05. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         Section 15.06. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express, United Parcel Service, or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

If to SFBC or Purchaser, to:              SFBC International, Inc.
                                          11190 Biscayne Boulevard
                                          North Miami, Florida 33181
                                          Telephone:  (305) 895-0304
                                          Attention:  Mr. Arnold Hantman,
                                          Chief Executive Officer

with a copy to:                           Michael D. Harris, Esq.
                                          Michael Harris, P.A.
                                          1645 Palm Beach Lakes Blvd.
                                          Suite 550
                                          West Palm Beach, FL  33401
                                          Facsimile (561) 478-1817

and with a copy to:                       Pacific Capital, L.P.
                                          2401 Plymouth Road, Suite B
                                          Ann Arbor, Michigan
                                          Attention:  Ian R. N. Bund

If to Seller or Clinsite, to:             Clinical Site Services Corp.
                                          8701 Mallard Creek Road
                                          Charlotte, NC  28262
                                          Attention:  D. Scott Davis, President

With a copy to:                           J. Lynn Thorneburg, Esq.
                                          Alston & Bird LLP
                                          1211 E. Morehead Street
                                          Charlotte, NC  28204

and with a copy to:                       Pacific Capital, L.P.
                                          2401 Plymouth Road, Suite B
                                          Ann Arbor, Michigan
                                          Attention:  Ian R. N. Bund

or to such other address as any party, by notice to the other parties may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

         Section 15.07. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable and actually incurred attorney's fees, including the fees on appeal, costs and expenses.

         Section 15.08. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior or contemporaneous oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by all parties hereto.

         Section 15.09. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Washington, D.C. (unless the parties agree in writing to a different location), before a panel of three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         Section 15.10. Headings. The article, section, and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 15.11. Construction.

         (a) The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event of an ambiguity or a question of intent or a need for interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (b)      (i)      The parties intend that each representation,
                           warranty, and covenant herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.

                  (ii) Words of any gender used in this Agreement shall be held and construed to include any other gender; words in the singular shall be held to include the plural; and words in the plural shall be held to include the singular; unless and only to the extent the context indicates otherwise.

                  (iii) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (iv) The word "including" means "including, without limitation."

                  (v) The terms "To the Knowledge of Seller and Clinsite," "known to Seller or Clinsite," or words of similar import have the meanings set forth in Article 1.

                  (vi) The terms "To the Knowledge of SFBC or Purchaser," "known to SFBC or Purchaser," or words of similar import have the meanings set forth in Article 1.

         Section 15.12. Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of choice of or conflicts of laws thereof), except to the extent that the laws of any jurisdiction in which Acquired Assets are situated may be applicable hereto.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date first above written.

Witnesses:                        PHARMACEUTICAL DEVELOPMENT
                                  ASSOCIATES, INC.
-----------------------
                                  By: /S/ D. SCOTT DAVIS
                                     ------------------------------------------
-----------------------               D. Scott Davis, President

-----------------------           CLINICAL SITE SERVICES CORP.

-----------------------           By: /S/ D. SCOTT DAVIS
                                     ------------------------------------------
                                      D. Scott Davis, President

-----------------------           SFBC/PHARMACEUTICAL DEVELOPMENT
                                  ASSOCIATES, INC.
-----------------------
                                  By: /S/ ARNOLD HANTMAN
                                     ------------------------------------------
                                      Arnold Hantman, Vice President

-----------------------           SFBC INTERNATIONAL, INC.

-----------------------           By: /S/ ARNOLD HANTMAN
                                     ------------------------------------------
                                      Arnold Hantman, Chief Executive Officer

                        Schedules and Exhibits to Follow

                                    SCHEDULES

                                  Introduction

         These Schedules are qualified in their entirety by reference to the specific provisions of the Asset Purchase Agreement to which they are attached (the "Agreement") and are not intended to constitute and shall not be construed as constituting, representations or warranties of any Person except as and to the extent provided in the Agreement. Headings have been inserted on the sections of these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in the Agreement. Unless otherwise defined in these Schedules, capitalized terms used in these Schedules have the meanings set forth in the Agreement.

                                   Schedule 1

                               Accounts Receivable

See attached. In addition to the Accounts Receivable set forth on the attached schedule, all Accounts Receivable incurred by PDA or Clinsite (with respect to the Business) from March 1, 2000 through March 29, 2000.

                  PDA Estimated Closing Assets and Liabilities
                                   Scott Davis

                             December 31, 1999            February 29, [2000]
Cash                                                      219,701
Accounts Receivable          319,592                      431,449
Fixed Assets                 114,254                      113,254
                             433.346                      764,404

Accounts Payable             327,537                      318,261
[illegible]                  125,903                      518,049
                             453,440                      836,310

Deficit                      (19,594)                     (71,906)

                                   Schedule 1A

                  Employees and Officers of Clinsite and Seller

D. Scott Davis
George K. Gessner

                                   Schedule 1B
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                              Purchaser's and SFBC
                             Employees and Officers

                               Lisa Krinsky, M.D.
                                 Arnold Hantman
                               Dr. Gregory Holmes
                                  Jerry Seifer

                                  Schedule 2.04

                               Customer Contracts

         A. General Agreement dated December 15, 1999, between PDA and Alcon Research, Ltd. ("Alcon").

                  1. Exhibit I-97 between PDA and Alcon dated November 21, 1997, for AL-6221 Study; Addendum dated January 23, 1998.

         B. General Agreement dated March 2, 1992, between PDA and Allergan, Inc. ("Allergan").

                  1. Exhibit E-97, Addendum 2, dated October 7, 1999, between PDA and Allergan for Cyclosporin Study No. 192371-004-00.

         C. Services Agreement dated December 15, 1999, between PDA and Altana, Inc. ("Altana").

                  1. Exhibit A-99 dated December 15, 1999 between PDA and Altana for Protocol No. ALT 709.

         D.       Study Agreement dated March 20, 2000 between PDA (listed as
                  CDAI) and Altana for Protocol No. ALT 001.


         E. Services Agreement dated November 1, 1999, between PDA and Inspire Pharmaceuticals, Inc. ("Inspire").

                  1. Exhibit A-99 dated November 22, 1999, between PDA and Inspire for the Phase II Dry Eyes Study (No. INS365).

         F. General Agreement dated June 11, 1997, between PDA and Medarex, Inc. ("Medarex").

                  1. Exhibit A-97 development plan dated August 24, 1997, between PDA and Medarex for Product 4197X-RA. Addenda dated July 23, 1999.

         G. Services Agreement dated October 1, 1999, between PDA and Senju Pharmaceutical Co., Ltd. ("Senju").

                  1. Exhibit B-99 dated February 14, 2000, between PDA (incorrectly named as Clinsites/PDA) and Senju for Protocol No. TIMLA-301.

         H. Letter Agreement dated November 22, 1999, between PDA and Lilly Research Laboratories related to the Randomized Phase II Trial of Gemcitabine Plus Docetoxal.

         I. General Agreement dated April 9, 1998 among PDA (listed as Clinsites/CDAI), Clay Park Labs, Inc. ("Clay Park") and Agis Industries, Ltd. ("Agis").

                  1. Exhibit C98 dated September 3, 1998 among PDA (listed as Clinsites/CDAI), Clay Park and Agis for Protocol CPL 808.

                  2. Exhibit D98 dated November 6, 1998 among PDA (listed as Clinsites/CDAI), Clay Park and Agis for Protocol CPL 809.

         H. Services Agreement dated January 28, 2000, between PDA (listed as Clinsites/CDAI) and Paddock Laboratories, Inc. ("Paddock").

                  1. Study Agreement dated June 1, 1999, between PDA (listed as Clinsites/CDAI) and Paddock for Study NO. PAD 801 and Addendum dated September 10, 1999.

                  2. Exhibit A-00 dated February 15, 2000, between PDA (listed as Clinsites/CDAI) and Paddock for Protocol PAD-801E.

         I.       Letter of Intent dated March 9, 2000, between PDA (listed as
                  CDAI) and Bertek Laboratories, Inc. for Protocol BTK001.

         J.       Letter of Intent dated December 1, 1999 among PDA (listed as
                  CDAI), Clay Park and Agis for Protocol CPL 912.

         K. Various oral agreements between PDA and Clay Park relating to the projects CPL 801, 808, 822, 824, 901, 911 and 001, each of which is part of the pending Preferred Provider Proposal.

                                Schedule 3.03(c)
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                               Example of Earn-Out
                                  of Purchaser

------------------------------ -------------------- ---------------------- --------------------------
            Years                     2000                  2001                     2002
------------------------------ -------------------- ---------------------- --------------------------
Adjusted Net Income                 $300,000              $350,000                 $400,000
------------------------------ -------------------- ---------------------- --------------------------
Average                             $300,000              $325,000                 $350,000
------------------------------ -------------------- ---------------------- --------------------------
                                    (of 2000)        (of 2000 and 2001)     (of 2000,2001 and 2002)
------------------------------ -------------------- ---------------------- --------------------------
Threshold                           $133,333              $133,333                 $133,333
------------------------------ -------------------- ---------------------- --------------------------
Excess                              $166,667              $191,667                 $216,667
------------------------------ -------------------- ---------------------- --------------------------
Multiply Excess x 4.5               $750,000              $862,500                 $975,000
------------------------------ -------------------- ---------------------- --------------------------
1st Year Cap                        $600,000
------------------------------ -------------------- ---------------------- --------------------------
Less Cumulative                         -                 $600,000                 $862,500
------------------------------ -------------------- ---------------------- --------------------------
Due to Seller                       $600,000              $262,500                 $112,500
------------------------------ -------------------- ---------------------- --------------------------
Cumulative                          $600,000              $862,500                 $975,000
------------------------------ -------------------- ---------------------- --------------------------

                                  Schedule 5.01

                             Fictitious Names of PDA

Clinsites/Pharmaceutical Development Associates, Inc.
Pharmaceutical Development Associates, Inc. of New England
Clinsites/PDA
Clinsites, Inc.
Clinsites/CDAI
Clinical Development Associates, Inc.
Clinsites/Clinical Development Associates, Inc.

                                  Schedule 5.02

              Qualification to Do Business as a Foreign Corporation

None.

                                  Schedule 5.04

                          Breach of Material Contracts

The Business Loan Agreement dated April 21, 1999 among Clinsites, the direct and indirect subsidiaries of Clinsites, White Pines Management L.L.C. and certain other "Lenders."

The Security Agreement dated April 21, 1999 among PDA and the Lenders.

The Security Agreement dated April 21, 1999 among Clinsites and the Lenders

Lease agreement dated May 28, 1998 between Copelco Capital and Clinsites for KONAN specular microscope.

Finance Agreement dated July 3, 1998 between HPSC, Inc. and Clinsites for a Lombart specular microscope.

Finance Agreement dated August 21, 1998 between HPSC, Inc. and Clinsites for a Lombart specular microscope.

                                  Schedule 5.05

                                Required Consents

White Pines Management L.L.C. as agent for the "Lenders" under the Business Loan Agreement dated April 21, 1999, and the Loan Documents (as defined in the Business Loan Agreement).

                                 Schedule 5.06

                         Financial Statements of Seller

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1999

                                                         Dec 31, '99
                                                         ------------
  ASSETS
    Current Assets
      Checking/Savings
        Intercompany-PDA                                   347,806.30
        Checking First Commerce                                503.34
                                                         ------------
      Total Checking/Savings                               348,309.64

      Accounts Receivable
        WIP                                                 84,965.68
        A/R Sponsors                                       295,836.98
        Allowance for doubtfull account                    (61,210.28)

      Total Accounts Receivable                            319,592.38

      Other Current Assets
        Income tax receivable                                  750.00
        Due from CDAI                                      127,394.99
        Prepaid Expenses
          Legal                                                850.33
          American Express                                   2,462.24

        Total Prepaid Expenses                               3,312.57

        Employee Advances                                      443.45

      Total Other Current Assets                           131,901.01

    Total Current Assets                                   799,803.03

    Fixed Assets
      Computer equipment                                     2,217.28
      Computer Software                                      5,969.80
      Medical Equipment                                     71,392.91
      Furniture & Fixtures                                  40,833.70
      Office Equipment                                     118,317.92
      Accum Depreciation                                  (124,477.41)

    Total Fixed Assets                                     114,254.20

    Other Assets
      Investment in CDAI                                   150,000.00
      Security Dep -Leases                                   3,324.93
      Net Organizational Costs
        Organizational Costs                                 1,661.53
        Accum. Amort. - Organizational                      (1,661.46)
                                                         ------------
      Total Net Organizational Costs                             0.07

      Excess Purchase Price
        Unallocated Purchase Price                         682,598.40
        Accum. Amort. - Unallocated Pur                   (193,258.00)
                                                         ------------
      Total Excess Purchase Price                          469,340.40

    Total Other Assets                                     622,665.40
                                                         ------------
  TOTAL ASSETS                                           1,536,722.63
                                                         ============

  LIABILITIES & EQUITY
    Liabilities
      Current Liabilities
        Accounts Payable
          Accounts Payable                                 327,536.62
          Inter-Company A/P
            AP - Clinsites                                 455,110.82
            A/P - CDAI                                      41,029.00
            A/P - FPRC                                      16,155.00
            A/P - LeeCoast                                   7,078.89
            A/P - Louisiana                                 14,670.00
            A/P - Sorra                                      8,889.40
                                                         ------------
          Total Inter-Company A/P                          542,933.11

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1999

                                                         Dec 31, '99
                                                         ------------
      Total Accounts Payable                               870,469.73

      Other Current Liabilities
        Due to Clinsitee (PMRI)                             27,470.00
        Fedex due CSSC                                        (100.60)
        Unearned Revenue
          Alcon C-97-73                                     30,000.00
          Eyenet                                             1,154.00
          Inspire #03-103                                   61,651.44
          Medarex 4197X-RA                                  33,097.32
                                                         ------------

        Total Unearned Revenue                             125,902.76
                                                         ------------


      Total Other Current Liabilities                      153,272.16
                                                         ------------

    Total Current Liabilities                            1,023,741.89

    Long Term Liabilities
      Note Payable HSPC (Steven)                            14,577.23
      Note Payable HSPC (Olander)                           12,395.47
      Note Payable Copelco (Schone)                          9,809.61
      N/P - Gessner                                        100,000.00
                                                         ------------

    Total Long Term Liabilities                            136,782.31
                                                         ------------

  Total Liabilities                                      1,160,524.20

  Equity
    Common Stock                                             1,910.00
    Additional Paid-in Capital                             710,772.77
    1110 - Retained Earnings                               131,100.44
    Net Income                                            (467,584.78)
                                                         ------------
  Total Equity                                             376,198.43
                                                         ------------
TOTAL LIABILITIES & EQUITY                               1,536,722.63
                                                         ============

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1999

                                                           Jan - Dec '99
                                                           -------------
  Ordinary Income/Expense
    Income
      Sales                                                2,206,660.77
                                                           ------------
    Total Income                                           2,206,660.77

    Cost of Goods Sold
      5000 - Cost of Goods Sold                                    0.00
      Cost of Goods Sold
        Statistical Services                                   6,600.00
        Investigators                                        748,056.07
        Travel expenses                                      311,352.09
        Monitors                                              18,400.00
        IRB Fees                                               9,130.10
        Miscellaneous Proj Exp                               130,188.29
        Cost of Goods Sold - Other                             4,832.67
                                                           ------------
      Total Cost of Goods Sold                             1,226,559.22
                                                           ------------
    Total COGS                                             1,226,559.22
                                                           ------------
  Gross Profit                                               980,101.55

    Expense
      Compensation and Benefits
        Corporate allocation                                 162,023.74
        Salaries                                             640,660.45
        Vacation salary expense                                 (513.44)
        Payroll Taxes                                         51,368.27
        Employment Agency Fee                                  6,166.66
        401K expenses                                            299.85
        Group Health                                          44,275.50
        Officer's Health Insurance                              (668.00)
        Life insurance                                           308.40
        Disability Insurance                                   3,121.55
        Life/Disability (Officer's)                            3,458.11
        Workers Compensation                                   1,766.05
        Payroll Services                                         478.00
                                                           ------------
      Total Compensation and Benefits                        912,745.14

      Rent
        Rent - Office                                         60,336.13
        Rent - Storage                                         2,020.11
                                                           ------------
      Total Rent                                              62,356.24

      Selling, General & Admin.
        Bad debt expense                                      61,210.28
        Corporate expense allocations                         66,282.26
        Training                                                 237.01
        Advertising                                            2,298.29
        Bank service charges                                     117.50
        Copier Lease                                           9,401.03
        Dues, Subscr. & Licenses                               3,251.86
        Entertainment                                            276.63
        Furniture                                                 50.00
        Insurance                                              2,896.24
        Meals                                                    755.12
        Meetings/Trainings/Books                               1,364.87
        Mileage                                                    3.52
        Miscellaneous                                            796.76
        Misc. Taxes and Licenses                               4,864.89
        Moving Expense                                        11,376.06
        Office Equipment Expense                                 231.99
        Office Supplies                                       10,652.43
        Postage & Delivery                                     5,388.13
        Printing                                                 475.99
        Professional Fees                                     63,251.49
        Software expense                                       5,371.00

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1999

                                                           Jan - Dec '99
                                                           -------------
        Telephone                                             14,299.43
        Travel                                                34,196.93
        Selling, General & Admin. - Other                        281.22
                                                           ------------
      Total Selling, General & Admin                         299,330.93
                                                           ------------

    Total Expense                                          1,274,432.31
                                                           ------------

  Net Ordinary Income                                       (294,330.76)

  Other Income/Expense
    Other Expense
      Write down of goodwill                                       0.00
      Timing difference                                            0.00
      Interest Expense                                        12,425.28
      Depreciation                                            90,960.89
      Amortization expense                                    66,592.85
      Income Tax                                               3,275.00
                                                           ------------
    Total Other Expense                                      173,254.02
                                                           ------------
  Net Other Income                                          (173,254.02)
                                                           ------------
  Net Income                                                (467,584.78)
                                                           ============

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1998

                                                         Dec 31, '98
                                                         ------------
  ASSETS
    Current Assets
      Checking/Savings
        Checking First Commerce                                 51.65
                                                         ------------
      Total Checking/Savings                                    51.65

      Accounts Receivable
        A/R Sponsors                                       404,677.70
                                                         ------------

      Total Accounts Receivable                            404,677.70

      Other Current Assets
        Income tax receivable                                  750.00
        Employee Advances                                      227.83
        Due from ClinSites                                 112,585.50
        Undeposited Funds                                  125,468.74
                                                         ------------

      Total Other Current Assets                           239,032.07
                                                         ------------

    Total Current Assets                                   643,761.42

    Fixed Assets
      Furniture & Fixtures                                  34,515.40
      Office Equipment                                      33,915,26
      Accum Depreciation                                   (20,121.84)
                                                         ------------
    Total Fixed Assets                                      48,308.82

    Other Assets
      Investment in CDAI                                   150,000.00
      Security Dep -Leasee                                   1,090.00
      Net Organizational Costs
        Organizational Costs                                 1,661.53
        Accum. Amort. - Organizational                      (1,329.18)
                                                         ------------
      Total Net Organizational Costs                           332.35

      Excess Purchase Price
        Unallocated Purchase Price                         682,598.40
        Accum. Amort. - Unallocated Pur                   (126,997.43)
                                                         ------------
      Total Excess Purchase Price                          535,600.97
                                                         ------------
    Total Other Assets                                     687,023.32
                                                         ------------
  TOTAL ASSETS                                           1,379,093.66
                                                         ============

  LIABILITIES & EQUITY
    Liabilities
      Current Liabilities
        Accounts Payable
          Accounts Payable                                 179,653.91
          Inter-Company A/P
            A/P - CDAI                                      41,029.00
            A/P - FPRC                                       6,125.00
            A/P - LeeCoast                                  11,038.15
            A/P - Louisiana                                  8,305.00
            A/P - Sorra                                      6,464.00
                                                         ------------
          Total Inter-Company A/P                           72,961.15
                                                         ------------
      Total Accounts Payable                               252,815.06

      Other Current Liabilities
        Payroll Liabilities                                  1,702.66
        Accrued Vacation Salary                                513.44
        Unearned Revenue
          AGN Spirometry                                    14,950.00
          AGN Detroit Sites II                               3,464.14
          Alcon C-97-67                                      6,612.39
          Alcon C-97-73                                      9,692.71
          Alcon C-97-80                                     14,035.67

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1998

                                                         Dec 31, '98
                                                         ------------
          Clay Park CPL-808                                 46,117.50
          Effcon KEF610 unearned                            33,005.96
          Eyenet                                             1,154.00
          Medarex 4197X-RA                                  46,227.42
          R-Tech Aldose Reductase Inhibit                    5,219.40

        Total Unearned Revenue                             180,479.19
                                                         ------------

      Total Other Current Liabilities                      182,695.29

    Total Current Liabilities                              435,310.35

    Long Term Liabilities
      N/P - Gessner                                        100,000.00
                                                         ------------

    Total Long Term Liabilities                            100,000.00
                                                         ------------

  Total Liabilities                                        535,310.35

  Equity
    Common Stock                                             1,910.00
    Additional Paid-in Capital                             710,772.77
    1110 - Retained Earnings                               123,543.38
    Net Income                                               7,557.06

  Total Equity                                             843,783.21
                                                         ------------
TOTAL LIABILITIES & EQUITY                               1,379,093.56
                                                         ============

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1998

                                                         Jan - Dec '98
                                                         -------------
  Ordinary Income/Expense
    Income
      Sales                                              3,151,593.41
                                                         ------------
    Total Income                                         3,151,593.41

    Cost of Goods Sold
      Cost of Goods Sold
        Investigators                                      840,450.89
        Travel expenses                                    677,983.66
        Monitors                                           123,442.55
        IRB Fees                                            21,515.30
        Miscellaneous Proj Exp                             227,676.71
        Cost of Goods Sold - Other                          16,159.65
                                                         ------------
      Total Cost of Goods Sold                           1,907,228.76
                                                         ------------
    Total COGS                                           1,907,228.76
                                                         ------------
  Gross Profit                                           1,244,364.65

    Expense
      Compensation and Benefits
        Corporate allocation                               (20,326.49)
        Salaries                                           774,914.06
        Contract Labor                                      21,261.18
        Vacation salary expense                             (9,486.58)
        Payroll Taxes                                       64,339.67
        Employment Agency Fee                               12,333.34
        Group Health                                        47,159.57
        Officer's Health Insurance                             249.00
        Life insurance                                         295.60
        Disability Insurance                                 1,047.95
        Life/Disability (Officer's)                          6,774.08
        Workers Compensation                                 3,072.23
        Payroll Services                                     1,076.60
                                                         ------------
      Total Compensation and Benefits                      902,710.23

      Rent
        Rent - Office                                       34,891.24
        Rent - Storage                                         570.81
        Rent - Other                                        20,982.00
                                                         ------------
      Total Rent                                            56,444.05

      Selling, General & Admin
        Corporate expense allocations                       43,792.55
        Bank service charges                                    44.00
        Dues, Subscr. & Licenses                             3,104.52
        Entertainment                                          387.47
        Insurance                                           11,031.40
        Meals                                                1,426.95
        Meetings/Trainings/Books                             2,973.07
        Miscellaneous                                          282.65
        Misc. Taxes and Licenses                             2,937.79
        Moving Expense                                      15,009.46
        Office Equipment Expense                            16,960.66
        Office Supplies                                     23,928.97
        Postage & Delivery                                   4,233.97
        Printing                                             1,702.84
        Professional Fees                                   14,207.37
        Software expense                                     1,496.66
        Telephone                                           15,132.05
        Travel                                              26,808.11

      Total Selling, General & Admin                       185,460.49
                                                         ------------

    Total Expense                                        1,144,614.77
                                                         ------------

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1998

                                                         Jan - Dec '98
                                                         -------------

  Net Ordinary Income                                       99,749.88

  Other Income/Expense
    Other Income
      Interest Income                                          301.50
                                                         ------------
    Total Other Income                                         301.50

    Other Expense
      Interest Expense                                      12,000.00
      Depreciation                                          13,902.13
      Amortization expense                                  66,592.19
      Income Tax                                                 0.00
                                                         ------------
    Total Other Expense                                     92,494.32

  Net Other Income                                         (92,192.82)
                                                         ------------
  Net Income                                                 7,557.06
                                                         ============

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1997

                                                         Dec 31, '97
                                                         ------------
  ASSETS
    Current Assets
      Checking/Savings
        Checking First Commerce                            (54,988.03)
        Petty Cash                                             289.26
                                                         ------------
      Total Checking/Savings                               (54,718.77)

      Accounts Receivable
        A/R Sponsors                                       379,229.41

      Total Accounts Receivable                            379,229.41

      Other Current Assets
        Due From Stockholders                               18,639.19
        Employee Advances                                    4,627.83

      Total Other Current Assets                            23,267.02
                                                         ------------

    Total Current Assets                                   347,777.66

    Fixed Assets
      Furniture & Fixtures                                   7,730.05
      Office Equipment                                      23,801.58
      Accum Depreciation                                    (6,219.71)
                                                         ------------
    Total Fixed Assets                                      25,311.90

    Other Assets
      Investment in CDAI                                   150,000.00
      Security Dep -Leases                                   1,090.00
      Govt Printing                                             42.40
      Net Organizational Costs
        Organizational Costs                                 1,661.63
        Accum. Amort. - Organizational                        (996.90)
                                                         ------------
      Total Net Organizational Costs                           664.63

      Excess Purchase Price
        Unallocated Purchase Price                         662,598.40
        Accum. Amort. - Unallocated Pur                    (60,737.52)

      Total Excess Purchase Price                          601,860.88
                                                         ------------
    Total Other Assets                                     753,657.91
                                                         ------------
  TOTAL ASSETS                                           1,126,747.47
                                                         ============

  LIABILITIES & EQUITY
    Liabilities
      Current Liabilities
        Accounts Payable
          Accounts Payable                                  62,126.67
          Inter-Company A/P                                  5,500.00
                                                         ------------
      Total Accounts Payable                                67,626.67

      Credit Cards
        American Express                                    (2,655.66)
                                                         ------------
      Total Credit Cards                                    (2,655.66)

      Other Current Liabilities
        Due To ClinSites                                  (203,602.68)
        Payroll Liabilities                                     25.20
        Accrued Vacation Salary                             10,000.00
        Unearned Revenue
          Alcon C-97-63                                     46,200.00
          Alcon C-97-54                                     30,560.00
          Alcon C-97-57                                     33,460.00
          AGN TCHM-136-8941                                  6,025.77
          AGN Spirometry                                    14,950.00
          AGN Detroit Sites II                               3,464.14
          Alcon C-97-73                                     73,061.50

                  Pharmaceutical Development Associates, Inc.
                                 Balance Sheet
                            As of December 31, 1997

                                                         Dec 31, '97
                                                         ------------
          Eyenet                                             1,654.00
          Medarex 4197X-RA                                  74,262.99
          Paddock Lachydrin                                 35,489.39

        Total Unearned Revenue                             319,127.79
                                                         ------------

      Total Other Current Liabilities                      125,550.31
                                                         ------------

    Total Current Liabilities                              190,521.32

    Long Term Liabilities
      N/P - Gessner                                        100,000.00
                                                         ------------
    Total Long Term Liabilities                            100,000.00

  Total Liabilities                                        290,521.32

  Equity
    Common Stock                                             1,910.00
    Additional Paid-in Capital                             710,772.77
    Net Income                                             123,543.38
                                                         ------------

  Total Equity                                             836,226.15

TOTAL LIABILITIES & EQUITY                               1,126,747.47
                                                         ============

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1997

                                                         Jan - Dec '97
                                                         -------------
  Ordinary Income/Expense
    Income
      Miscellaneous Income                                       0.00
      Sales                                              1,231,644.79

    Total Income                                         1,231,644.79

    Cost of Goods Sold
      Cost of Goods Sold
        Investigators                                       90,020.00
        Travel expenses                                    247,751.87
        Monitors                                            61,199.55
        IRB Fees                                             9,000.00
        Miscellaneous Proj Exp                             100,049.15
                                                         ------------
      Total Cost of Goods Sold                             508,020.57

    Total COGS                                             508,020.57
                                                         ------------
  Gross Profit                                             723,624.22

    Expense
      Compensation and Benefits
        Salaries                                           369,789.59
        Contract Labor                                         945.45
        Vacation salary expense                             10,000.00
        Payroll Taxes                                       32,751.03
        Group Health                                        18,552.48
        Officer's Health Insurance                             988.73
        Life/Disability (Officer's)                          8,675.65
        Workers Compensation                                   850.92
        Payroll Services                                     1,004.41
                                                         ------------
      Total Compensation and Benefits                      443,538.26

      Rent
        Rent - Office                                       22,028.15
                                                         ------------
      Total Rent                                            22,028.15

      Selling, General & Admin.
        Advertising                                            558.34
        Bank service charges                                   154.00
        Dues, Subscr. & Licenses                             2,476.50
        Entertainment                                          416.93
        Insurance                                              526.00
        Meals                                                  971.77
        Meetings/Trainings/Books                             8,055.93
        Miscellaneous                                          125.00
        Misc. Taxes and Licenses                             2,159.60
        Moving Expense                                         375.50
        Office Equipment Expense                             6,222.83
        Office Supplies                                     10,332.03
        Postage & Delivery                                   2,421.42
        Printing                                               919.93
        Professional Fees                                    5,240.06
        Telephone                                           14,582.70
        Travel                                               9,271.59
                                                         ------------
      Total Selling, General & Admin.                       64,810.13
                                                         ------------

    Total Expense                                          530,376.54
                                                         ------------

  Net Ordinary Income                                      193,247.68

  Other Income/Expense
    Other Income
      Interest Income                                        9,388.25
                                                         ------------
    Total Other Income                                       9,388.25

    Other Expense

                  Pharmaceutical Development Associates, Inc.
                                Profit and Loss
                         January through December 1997

                                                         Jan - Dec '97
                                                         -------------

      Interest Expense                                      11,830.73
      Depreciation                                           6,219.71
      Amortization expense                                  61,042.11
      Income Tax                                                 0.00
                                                         ------------
    Total Other Expense                                     79,092.55

  Net Other Income                                         (69,704.30)
                                                         ------------

  Net Income                                               123,643.38
                                                         ============

                                  Schedule 5.07

                Material Events since Seller's Balance Sheet Date

None.

                                  Schedule 5.09

               Material Liabilities not Disclosed on Balance Sheet

None.

                                  Schedule 5.11

                              Leased Real Property

PDA was the lessee under a Lease dated November 1, 1996 between PDA and the Ben Craig Center relating to Suite 134 at 8701 Mallard Creek Road, Charlotte, NC, which was extended on October 17, 1997, and a Lease dated June 1, 1996 between PDA and the Ben Craig Center relating to Suites 130 and 132 at 8701 Mallard Creek Road, Charlotte, NC. These leases expired on March 31, 1999 and May 31, 1999, respectively, and PDA now leases the property on a month-to-month basis.

PDA's rights are subject to a lien in favor of the "Lenders" under the Business Loan Agreement dated April 21, 1999 pursuant to the Security Agreement dated April 21, 1999.

                                  Schedule 5.12

                 Material Equipment, Machinery and Related Liens

1996 Dodge Intrepid (owned by Research Resources, Inc., subject to a lien in favor of Regions Bank to be paid in full February 23, 2000)

KONAN Specular Microscope (leased from Copelco Capital by Clinsites, consent required to transfer lease)

Two (2) Lombart Specular Microscopes (each leased from HPSC, Inc. by Clinsites, consent required to transfer lease)

                                  Schedule 5.14

                              Intellectual Property

Common law rights to the service marks Pharmaceutical Development Associates, Inc. and PDA

PDA is also a licensee under the Lotus Notes, Passport Program, Contract number 45115.

All intangible property of PDA is subject to a security interest in favor of the "Lenders" in the Business Loan Agreement dated April 21, 1999 pursuant to Security Agreements dated April 21, 1999.

                                  Schedule 5.15

                              Compliance with Laws

None.

                                  Schedule 5.16

                                   Litigation

None.

                                Schedule 5.17(c)

                             Employee Benefits Plans

Clinical Site Services Corp. 401(k) Principal Financial Group
Provident Long Term Disability Insurance
Blue Cross Blue Shield Health and Dental Insurance
Fortis Life Insurance
Clinical Site Services Corp. Employee Manual
Clinical Site Services Corp. Stock Option Plan

                                Schedule 5.17(d)

                    Liabilities under Employee Benefits Plans

Accrued Vacations as listed below.

        Last Name           First Name        Middle            Hours Accrued

        Beaver              Linda                                   13.32
        Buchanan            Noranda           S.                    10.66
        Davis               David             Scott                 26.66
        Gates               Louann            P.                    13.32
        Gessner             George            K.                    26.66
        Harris              Thomas            Grier                 13.32
        Huselton            Brett             C.                    13.32
        Kays                William           Todd                    20
        Kelley              Jill              K.                    13.32
        King                Jessica           W.                     5.32
        Locke               Traci             A.                    26.66
        Phelps              Kimberly          J.                     6.66
        Rhinevault          Patricia          J.                    13.32
        Smith               Karolina          Gisela                13.32
        Sultzman            Pamela                                   6.66
        Watson              Judith            C.                    26.66
        Young               Stephen           G.

                                Schedule 5.17(e)

                  Litigation involving Employee Benefits Plans

None.

                                  Schedule 5.19

                              Licenses and Permits

City of Charlotte & Mecklenburg County Privilege License for PDA dated 7/2/99.

                                Schedule 5.20(a)

                           Employees and Compensation

Last Name        First Name      M.                  Salary

Beaver           Linda                               $       [*]
Buchanan         Noranda         S.                  $       [*]
Davis            David           Scott               $101,760.00
Gessner          George          K.                  $ 90,000.00
Harris           Thomas          Grier               $       [*]
Huselton         Brett           C.                  $       [*]
Kays             William         Todd                $       [*]
Kelley           Jill            K.                  $       [*]
King             Jessica         W.                  $       [*]
Locke            Traci           A.                  $       [*]
Male             Dragana
Phelps           Kimberly        J.                  $       [*]
Rhinevault       Patricia        J.                  $       [*]
Smith            Karolina        G.                  $       [*]
Sultzman         Pamela                              $       [*]
Watson           Judith          C.                  $       [*]
Young            Stephen         G.                  $       [*]

[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                Schedule 5.20(b)

                          Disputes involving Employees

None.

                                  Schedule 5.21

                         Property and Casualty Insurance

Mikos/Kampakis Insurance Services, Inc.
2104 Rocky Ridge Road
Birmingham, AL 35216

------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Type of Coverage                           Policy Number              Premium          Expiration        Coverage Amount
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Property                                   CR-IMA610092A              $ 5,995          2/26/00           $  104,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Excess Liability                           CR-IXG366860               $10,376          2/26/00           $3,000,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Fiduciary Liability                        CR-077FF103182922B         $ 1,108          5/21/00           $1,000,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Comprehensive General Liability            IYG-356360                 $37,500          2/26/00           $3,000,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Directors & Officers/Employment Practice   ZXB004061                  $11,690          5/21/00           $1,000,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Automobile Liability                       01CE58025010               $ 3,622          4/29/00           $1,000,000
------------------------------------------ -------------------------- ---------------- ----------------- ----------------
Worker's Compensation - Employer's         AME-99WCNC139814           $17,746          8/12/00           $1,000,000
Liability
------------------------------------------ -------------------------- ---------------- ----------------- ----------------

                                  Schedule 5.22

                               Material Contracts

Employment Agreement dated November 1, 1996, between PDA and David Scott Davis.

Confidentiality and Non-Compete Agreement dated November 1, 1996, between PDA and David Scott Davis.

Employment Agreement dated January 1, 2000, between PDA and George K. Gessner.

Confidentiality and Non-Compete Agreement dated January 1, 1997, between ClinSites and George K. Gessner.

Non-negotiable Promissory Note dated January 29, 1997, in the amount of $100,000 from PDA to George K. Gessner and Lynne N. Gessner due January 1, 1999.

Business Loan Agreement dated April 21, 1999 and the Loan Documents (as defined therein).

Customer contracts listed on Schedule 2.04 (to be assigned subject to Section 2.04).

Lotus Notes Passport Agreement (to be assigned).

Lease agreements listed on Schedule 5.04 (to be assigned).

                                  Schedule 5.23

                             Customers and Suppliers

See Attached.

                                  Schedule 5.24

                           Certain Business Practices

None.

                                  Schedule 5.25

                             Severance Arrangements

Current employment agreements with Scott Davis, George Gessner and Judith Watson contain provisions relating to severance payments.

Severance Policy, Memo dated 5/26/99

Employment up to 6 Months
         (Including 90 Day Probation)             No Severance Pay
6 Months to 1 Year                                1 Week Severance Pay
1 Year to 5 Years                                 2 Weeks Severance Pay
5 Years to 10 Years                               3 Weeks Severance Pay
Over 10 Years                                     1 Month Severance Pay

No severance is to be paid upon termination for cause or if the employee resigns. No severance is paid until all company equipment is returned.

Last Name        First Name      Middle      Date of Hire          Severance

Beaver           Linda                          12/6/99           No Severance
Buchanan         Noranda         S.              1/2/96             2 Weeks
Davis            David           Scott          4/20/88             1 Month
Gates            Louann          P.              Feb-96             2 Weeks
Gessner          George          K.              1/1/90             1 Month
Harris           Thomas          Grier          8/12/98             2 Weeks
Huselton         Brett           C.             7/27/98             2 Weeks
Kays             William         Todd           9/21/98             2 Weeks
Kelley           Jill            K.             2/24/97             2 Weeks
King             Jessica         W.             12/9/97             2 Weeks
Locke            Traci           A.              5/1/88             1 Month
Phelps           Kimberly        J.              2/1/00           No Severance
Rhinevault       Patricia        J.             7/20/98             2 Weeks
Smith            Karolina        Gisela         9/21/98             2 Weeks
Sultzman         Pamela                         1/24/00           No Severance
Watson           Judith          C.              7/1/90             1 Month
Young            Stephen         G.              1/1/98             2 Weeks

                                  Schedule 5.26

                                  Shareholders

Clinsites owns all of the issued and outstanding shares of PDA.

                                  Schedule 5.27

                              Year 2000 Warranties

Clinsites and PDA have made express Year 2000 warranties to certain customers, including Allergan and Alcon, and other third parties.

                                Schedule 6.01(b)
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                                Capitalization of
                               SFBC and Purchaser

SFBC International, Inc.

         Common Stock, par value $.001 per share, 20,000,000 shares authorized and 2,337,760 shares issued and outstanding.

         Preferred Stock, par value $.10 per share, 5,000,000 shares authorized and no shares issued or outstanding

SFBC/Pharmaceutical Development Associates, Inc.

         Common Stock, par value $.10 per share, 10,000 shares authorized and 1,000 shares issued and outstanding.

                                  Schedule 6.05
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                          Financial Statements of SFBC

                                  See attached

                              FINANCIAL STATEMENTS
                                Balance Sheet F-3
                    Statements of Operations and Deficit F-4
                          Statements of Cash Flows F-5
                        Notes to Financial Statements F-6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders South Florida Kinetics, Inc. Miami, Florida We have audited the accompanying balance sheet of South Florida Kinetics, Inc. as of December 31, 1998 and the related statements of operations and deficit and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Florida Kinetics, Inc. as of December 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Kaufman, Rossin & Co.

Miami, Florida April 2, 1999 (except for Note 8, as to which the date is June 9,
1999)

SOUTH FLORIDA KINETICS, INC. BALANCE SHEET DECEMBER 31, 1998

ASSETS

CURRENT ASSETS
Cash $ 55,751

Accounts receivable (Notes 2 and 3) 1,410,287
Prepaid expenses 60,074

Total current assets 1,526,112

LOAN RECEIVABLE FROM STOCKHOLDER (NOTE 4) 92,965

PROPERTY AND EQUIPMENT (NOTE 5) 213,891

OTHER ASSETS 77,500

TOTAL ASSETS $ 1,910,468

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable $ 360,135
Notes payable (Note 6) 1,924,154
Accrued liabilities 303,312
Accrued interest (Note 6) 508,152
Advance billings (Note 3) 61,455

Total current liabilities 3,157,208

COMMITMENTS (NOTES 7 AND 8)
STOCKHOLDERS' EQUITY

Common stock, $.10 par value, 10,000 shares authorized, issued and outstanding 1,000 Additional paid-in capital 100,000 Deficit (1,347,740)

Total stockholders' equity (1,246,740)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 1,910,468

See accompanying notes.

SOUTH FLORIDA KINETICS, INC. STATEMENTS OF OPERATIONS AND DEFICIT YEARS ENDED DECEMBER 31, 1998 AND 1997

========================================================================================================
                                                                       1998                      1997
========================================================================================================
NET SALES                                                          $ 5,869,987               $ 4,261,505

COST OF SALES                                                        3,838,923                 2,801,192
--------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                         2,031,064                 1,460,313

GENERAL AND ADMINISTRATIVE EXPENSES                                  1,323,764                 1,383,356
--------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                 707,300                    76,957

INTEREST EXPENSE                                                       199,584                   239,707
--------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                      507,716                  (162,750)

DEFICIT - BEGINNING                                                 (1,855,456)               (1,692,706)
--------------------------------------------------------------------------------------------------------
DEFICIT - ENDING                                                   $(1,347,740)              $(1,855,456)
========================================================================================================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Basic and Diluted)          10,000                    10,000
========================================================================================================
NET INCOME (LOSS) PER COMMON SHARE (Basic and Diluted)             $     50.77               $    (16.28)
========================================================================================================

See accompanying notes.

SOUTH FLORIDA KINETICS, INC. STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 1998 AND 1997

======================================================================================================
                                                                                 1998           1997
======================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss)                                                     $ 507,716      $(162,750)
------------------------------------------------------------------------------------------------------
        Adjustments to reconcile net income (loss) to net cash
          provided by operating activities
        Depreciation                                                             56,945         54,047
        Provision for bad debts                                                  14,066         30,372
        Accrued interest on notes payable - purchase of assets                   35,297         32,270
        Changes in operating assets and liabilities:
                Accounts receivable                                            (752,950)      (113,146)
                Prepaid expenses                                                  1,829          6,039
                Other assets                                                     (6,225)        (7,281)
                Accounts payable                                                 47,631         12,254
                Accrued liabilities                                             (11,591)       113,123
                Accrued interest                                                118,363        120,601
                Advance billings                                                 35,455          3,205
------------------------------------------------------------------------------------------------------
                        Total adjustments                                      (461,180)       251,484
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                Net cash provided by operating activities        46,536         88,734
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of property and equipment                                      (25,445)        (9,318)
        Loans to stockholder                                                    (92,965)            --
------------------------------------------------------------------------------------------------------
                                Net cash used in investing activities          (118,410)        (9,318)
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of notes payable - insurance                                      (3,242)        (4,341)
Principal payments on notes payable - stockholders                                   --        (46,715)
Principal payments on notes payable - purchase of assets                         (3,903)        (7,826)
------------------------------------------------------------------------------------------------------
                                Net cash used in financing activities            (7,145)       (58,882)
------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                 (79,019)        20,534

CASH AT BEGINNING OF PERIOD                                                     134,770        114,236
------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                         $  55,751      $ 134,770
======================================================================================================
Supplemental Disclosures:
------------------------------------------------------------------------------------------------------
        Interest paid                                                         $  81,221      $ 119,106
======================================================================================================
        Income taxes paid                                                     $      --      $      --
======================================================================================================

See accompanying notes.

                                ----------------

SOUTH FLORIDA KINETICS, INC. NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

South Florida Kinetics, Inc., d/b/a South Florida Bioavailability Clinic (the "Company"), was incorporated in 1995 in the State of Florida. The Company is a contract research organization located in Miami, Florida, that provides clinical research and drug development services to pharmaceutical and biotechnology companies.

REVENUE AND COST RECOGNITION

Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses, if any, on uncompleted contracts are made in the period in which losses are determined.

Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1998 amounted to approximately $1,600,000.

Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

CASH

The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently. F-6


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEPRECIATION

Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows: Furniture and fixtures 7 years Machinery and equipment 5 - 7 years

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

INCOME TAXES

No provision for income taxes has been made in the accompanying financial statements as the Company has elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
If the proposed initial public offering of securities is successful (see Note
8), the Company's S Corporation status would terminate and accordingly, the Company prospectively would pay income taxes on its taxable income. At December 31, 1998 the aggregate temporary differences was approximately $422,000 and approximately $159,000 would have been recorded as a deferred tax liability if the Company was a "C" corporation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash, loan receivable from stockholder and accrued liabilities approximate their fair values due to the short-term maturity of these instruments. The fair value of the accrued interest and notes payable are discussed in Note 6.

NET INCOME (LOSS) PER SHARE

The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). FAS 128 requires dual presentation of net income per share; Basic and Diluted. Net income per share - Basic excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the reported period. Net income per share - Diluted reflects the potential dilution that could occur if stock options and warrants were exercised. As there is no potential dilution, net income per share - Basic and net income per share - Diluted are the same for the years ended December 31, 1998 and 1997.

IMPACT OF THE "YEAR 2000" COMPUTER ISSUE

Because computers frequently use only two digits to recognize years, on January 1, 2000, many computer systems, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. If not remediated, this problem could create system errors and failures resulting in the disruption of normal business operations. In the event the Company fails to identify or correct a material Year 2000 problem, there could be disruptions in normal business operations, which could have a material adverse effect on the Company's results of operations, liquidity or financial condition. Further, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors, suppliers and customers who may not be able to continue business with the Company due to their own year 2000 problems. There can be no assurance that any efforts made will fully mitigate the effect of Year 2000 issues.

NOTE 2. MAJOR CUSTOMERS

During the year ended December 31, 1998, sales to four customers amounted to approximately 58% of net sales. At December 31, 1998, four customers accounted for approximately 61% of accounts receivable.

During the year ended December 31, 1997, sales to three customers accounted for approximately 52% of net sales. F-8

NOTE 3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31, 1998:

Accounts receivable - billed $ 870,205 Accounts receivable - unbilled 726,520 Less allowance for changes in contracts (142,000) Less allowance for doubtful accounts (44,438)

$ 1,410,287

Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

Advance billings at December 31, 1998 amounted to $61,455.

NOTE 4. LOAN RECEIVABLE FROM STOCKHOLDER

Loan receivable from stockholder consists of certain expenses paid by the Company on behalf of its majority stockholder. The loan is non-interest bearing and due on demand.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1998:

Furniture and fixtures $ 31,866 Machinery and equipment 377,378

409,244 Less accumulated depreciation 195,353

$213,891

Depreciation of property and equipment for the years ended December 31, 1998 and 1997 amounted to $56,945 and $54,047, respectively.

NOTE 6. NOTES PAYABLE

Notes payable consisted of the following at December 31, 1998:

Notes payable - stockholders $1,083,863 Notes payable - purchase of assets 798,962 Notes payable - insurance 41,329

$1,924,154

NOTES PAYABLE - STOCKHOLDERS

During 1995 and 1996, the Company issued notes payable and shares of common stock to private investors. These notes are unsecured and bear interest at 10% per annum, with principal and interest due one year from the date of the note. No interest and minimal principal payments have been made through December 31, 1998. The present value of the notes at December 31, 1998, at an imputed interest rate of approximately 14% per annum, was $1,083,863 plus accrued interest of $508,152. The difference between the present value of the notes and the cash received represents the consideration received for the stock, and is included in additional paid-in-capital in the accompanying financial statements. As described in Note 8, subsequent to year-end, the Company offered these note holders the option to convert the principal balances and accrued interest into common stock.

NOTES PAYABLE - PURCHASE OF ASSETS

In connection with a purchase of assets in 1995, the Company entered into promissory notes for $298,471 and $650,000. The $298,471 promissory note bears interest at 9% per annum and is secured by all of the assets of the Company with principal and interest payable monthly. The $650,000 promissory note is non-interest bearing and is secured with payments due monthly based on the net sales of the Company. The Company imputed interest on this note at a rate of 9% per annum. Actual payments have not been in accordance with the terms of the notes. At December 31, 1998, the balance of the notes, including accrued interest was $798,962. Based on borrowing rates currently available to the Company for loans with similar terms and maturities, the fair value of notes payable approximates carrying value.

Interest expense on all indebtedness amounted to $199,584 and $239,707, for the years ended December 31, 1998 and 1997, respectively.

NOTE 7. COMMITMENTS

FACILITIES LEASE

The company leases its facilities on a month-to-month basis. Rent expense under this lease agreement amounted to $270,706 and $238,512 for the years ended December 31, 1998 and 1997, respectively.

LEASE COMMITMENTS

The Company is obligated under two operating leases on equipment expiring from 2001 through 2003. The approximate minimum annual lease commitments on these leases are $7,000 per year for 1999 through 2001 and $4,000 per year for 2002 and 2003.

NOTE 8. SUBSEQUENT EVENTS

RECAPITALIZATION - RESTRUCTURING OF DEBT

In June 1999, the Company entered into an Agreement and Plan of Merger with a newly formed wholly-owned subsidiary of SFBC International, Inc. (SFBC), a non-operating company that is the creditor with respect to the notes payable - purchase of assets discussed in Note 6. The agreement provides for, among other things, that SFBC acquire all of the common stock of the Company. The resulting ownership of SFBC is 54% by the former majority stockholder of the Company, 19% by the former minority stockholders of the Company and 27% by the former sole stockholder of SFBC. In connection with the merger, SFBC entered into a letter of intent regarding a proposed initial public offering of securities. Concurrent with the merger, approximately $300,000 of the notes payable - purchase of assets was extinguished and the original notes were replaced with three new notes aggregating $500,000. These notes bear interest at 8% per annum, are secured by all of the assets of the Company and are personally guaranteed by an officer of the Company. The notes are due upon the closing of the registered initial public offering of securities of SFBC. If the offering is not completed by December 31, 1999 the notes are payable in aggregate monthly installments of $20,000 plus interest, starting January 1, 2000.

STOCKHOLDER NOTES

In April 1999, the Company offered the holders of the notes payable - stockholders, the option to convert their note balances and accrued interest into new three year, 10% convertible notes. Upon the closing of the registered initial public offering of securities of SFBC, these new notes would be required to be converted into common stock of

SFBC. In the conversion, the note holders would receive shares of SFBC at a 20% discount off the initial public offering price and one warrant for each share of stock issued. The warrants would be exercisable at 120% of the initial public offering price and have a three-year life.

NOTE 8. SUBSEQUENT EVENTS (CONTINUED)

EMPLOYMENT CONTRACT

In February 1999, in contemplation of the recapitalization discussed above, the Company entered into a one-year employment agreement with the Executive Vice President of Clinical Operations. This agreement automatically renews annually and may be terminated without cause by either party with 90-day notice. Pursuant to the agreement, the employee received an option to purchase 200,000 shares of common stock of SFBC at an exercise price of $1.00 per share. The option is exercisable in four equal annual installments of 50,000 shares each, commencing on March 15, 1999. No options had been exercised through June 9, 1999.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET JUNE 30, 1999 (UNAUDITED)

=====================================================================================
ASSETS
=====================================================================================
CURRENT ASSETS
Cash                                                                      $   452,502
Accounts receivable, net of allowances of $199,438                          1,510,280
Prepaid expenses                                                               90,278
-------------------------------------------------------------------------------------
        Total current assets                                                2,053,060

LOAN RECEIVABLE FROM STOCKHOLDER                                               92,965

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $226,091           219,290

OTHER ASSETS                                                                   82,500
-------------------------------------------------------------------------------------
        TOTAL ASSETS                                                      $ 2,447,815
=====================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
=====================================================================================
CURRENT LIABILITIES
Accounts payable                                                          $   366,133
Notes payable-shareholders                                                    283,996
Accrued liabilities                                                           310,338
Accrued interest                                                              206,721
Advance billings                                                                3,764
Current portion of long-term debt                                             100,000
Deferred tax liability                                                        204,000
-------------------------------------------------------------------------------------
        Total current liabilities                                           1,474,952
-------------------------------------------------------------------------------------
LONG-TERM DEBT                                                              1,575,899
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
        Preferred stock, $.10 par value, 5,000,000 shares authorized,
           zero shares issued and outstanding                                      --
        Common stock, $.001 par value, 20,000,000 shares authorized,
           2,080,000 shares issued and outstanding                              2,080
        Additional paid-in capital                                            425,623
        Deficit                                                            (1,030,739)
-------------------------------------------------------------------------------------
                Total stockholders' equity                                   (603,036)
-------------------------------------------------------------------------------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 2,447,815
=====================================================================================

See accompanying notes.

                                ----------------

SFBC INTERNATIONAL, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

June 30, 1999 June 30, 1998

NET SALES $ 3,944,523 $ 2,045,273
COST OF SALES 2,379,293 1,367,950

GROSS PROFIT 1,565,230 667,323
GENERAL AND ADMINISTRATIVE EXPENSES 904,952 702,390

INCOME (LOSS) FROM OPERATIONS 660,278 (25,067)
INTEREST EXPENSE 102,277 95,766

INCOME (LOSS) BEFORE INCOME TAXES 558,001 (120,833)
INCOME TAXES 241,000 --

NET INCOME (LOSS) $ 317,001 $ (120,833)

See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY SIX MONTH PERIOD ENDED JUNE 30, 1999 (UNAUDITED)

                                                        Common stock, $.001 par
                                                           value; 20,000,000
                                                           shares authorized        Additional
                                                       -------------------------     Paid-In
                                                         Shares      Par Value       Capital        Deficit         Total
=============================================================================================================================
BALANCES - JANUARY 1, 1999                             1,520,000    $     1,520    $    99,480    $(1,347,740)    $(1,246,740)

Acquisition of assets of SFBC International, Inc.        560,000            560        326,143             --         326,703

Net income                                                    --             --             --        317,001         317,001
-----------------------------------------------------------------------------------------------------------------------------
BALANCES - JUNE 30, 1999                               2,080,000    $     2,080    $   425,623    $(1,030,739)    $  (603,036)
=============================================================================================================================

See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

==========================================================================================
                                                                   June 30,       June 30,
                                                                     1999           1998
==========================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                              $ 317,001      $(120,833)
------------------------------------------------------------------------------------------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
   Depreciation                                                      30,738         26,982
   Provision for bad debts -                                             --         10,066
   Accrued interest on notes payable - purchase of assets            25,347         35,195
   Changes in operating assets and liabilities:
      Accounts receivable                                           (99,993)        89,302
      Prepaid expenses                                              (30,204)        37,837
      Other assets                                                   (5,000)       (30,000)
      Accounts payable                                                5,998        (78,267)
      Accrued liabilities                                             7,026        (23,214)
      Accrued interest                                               74,601         59,193
      Advance billings                                              (57,691)       (26,000)
      Deferred tax liability                                        204,000             --
        Total adjustments                                           154,822        101,094
------------------------------------------------------------------------------------------
          Net cash provided by (used in) operating activities       471,823        (19,739)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                               (36,137)       (14,786)
   Loans to stockholder                                                  --        (13,964)
   Cash balance of Company acquired                                   2,394             --
------------------------------------------------------------------------------------------
          Net cash used in investing activities                     (33,743)       (28,750)
------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of notes payable - insurance                         (41,329)       (44,571)
Principal payments on notes payable - purchase of assets                 --        (10,000)
------------------------------------------------------------------------------------------
          Net cash used in financing activities                     (41,329)       (54,571)
------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                     396,751       (103,060)

CASH AT BEGINNING OF PERIOD                                          55,751        134,770
------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                             $ 452,502      $  31,710
==========================================================================================
Supplemental Disclosures:
------------------------------------------------------------------------------------------
   Interest paid                                                  $  27,676      $  36,573
==========================================================================================
   Income taxes paid                                              $      --      $      --
==========================================================================================

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

In June 1999, the Company reduced long-term debt by $324,309 through the issuance of common stock.

In June 1999, the Company converted $376,032 of accrued interest to long-term debt.

See accompanying notes.

                                ----------------

SFBC INTERNATIONAL, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL
STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The accompanying financial statements do not include all of the disclosures made in South Florida Kinetics, Inc. balance sheet as of December 31, 1998 and the related statements of operations and deficit and cash flows for each of the two years in the period ended December 31, 1998, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the periods presented. The results for the periods presented is not necessarily indicative of the results for the full fiscal years. The consolidated financial statements include the accounts of SFBC International, Inc. a Delaware corporation and its subsidiary, South Florida Kinetics, Inc. a Florida corporation. SFBC owns 100% of the subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

NOTE 2. OTHER EVENTS

RECAPITALIZATION

On June 7, 1999, all of the outstanding stock of the subsidiary was acquired by SFBC. For accounting purposes, the acquisition has been treated as an acquisition of the assets of SFBC by the subsidiary and as a recapitalization of the subsidiary. The historical financial statements prior to June 7, 1999 are those of the subsidiary.

STOCK SPLIT

In June 1999, SFBC effected a four-for-five reverse stock split. All stock data and per share amounts in the consolidated financial statements have been restated to give effect to the stock split.

INCOME TAXES

Through June 7, 1999, our subsidiary had elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of our subsidiary is reflected by the stockholders on their personal income tax returns. Effective June 8, 1999, our subsidiary terminated its S Corporation status and in connection therewith, it recorded a deferred tax liability of $204,000, through a charge to the statement of operations. In addition, our subsidiary recorded a current income tax liability of $37,000 related to taxable income for the period from June 8, 1999 through June 30, 1999.

NOTE 2. OTHER EVENTS (Continued)

LONG-TERM DEBT

In August 1999, certain holders of the notes payable - stockholders, converted their note balances and accrued interest in the aggregate amount of $1,175,899 into new three year, 10% convertible notes. Upon the closing of the registered initial public offering of securities of SFBC, these new notes would be required to be converted into common stock of SFBC. In the conversion, the note holders would receive shares of SFBC at a 20% discount off the initial public offering price and one warrant for each share of stock issued. The warrants would be exercisable at 120% of the initial public offering price and have a three-year life.

LOAN RECEIVABLE FROM STOCKHOLDER

Loan receivable from stockholder consists of a promissory note providing for annual payments of interest at a rate of 6% per annum, with principal due in August 2002.

                                  Schedule 6.06
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                            Certain Material Changes
                                Or Events of SFBC

         SFBC International, Inc. entered into a revolving line of credit agreement with Heller Healthcare Finance, Inc. as described as Schedule 6.07.

                                  Schedule 6.07
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                    Undisclosed Material Liabilities of SFBC

SFBC International, Inc. has a $1,500,000 revolving line of credit with Heller Healthcare Finance, Inc. pursuant to that certain Loan and Security Agreement dated January 31, 1999, as amended.

                                  Schedule 6.08
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                  Compliance with Law of SFBC and its Business

None.

                                Schedule 6.09(a)
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                   Pending Litigation of SFBC and its Business

Lawsuit brought by Hector Conrado Cerna v. South Florida Bioavailability Clinic, et al., Case No. 96-22084 CA-32. Pfizer, Inc. is indemnifying South Florida Kinetics, Inc. under an indemnification agreement for any liability incurred in connection with this lawsuit.

                                  Schedule 6.10
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                     And
                          Clinical Sites Services Corp.

                       Related Party Transactions of SFBC

         SFBC International, Inc. recently paid off certain investor notes which had been personally guaranteed by Mr. Arnold Hantman, its Chief Executive Officer.

                                  Schedule 6.11
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                          Year 2000 Compliance of SFBC

(b) To the Knowledge of SFBC, all of SFBC International, Inc.'s critical customers and suppliers are Year 2000 compliant.

(c)      None.

                                Schedule 6.14(b)
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                               Hazardous Materials

South Florida Kinetics, Inc., a subsidiary of SFBC, collects blood and other medical wastes which may be required to be disposed of in accordance with Environmental requirements. A third party disposes of these wastes.

                                  Schedule 6.15
                                     To the
                            Asset Purchase Agreement
                           Dated as of March 29, 2000
                                  By and Among
                            SFBC International, Inc.,
                SFBC/Pharmaceutical Development Associates, Inc.
                   Pharmaceutical Development Associates, Inc.
                                       And
                          Clinical Sites Services Corp.

                                    Insurance

                              SCHEDULE OF INSURANCE
                              Prepared on 3/28/00

PREPARED FOR                                                                   A SERVICE OF:
SFBC International, Inc.;                                       Collinsworth, Alter, Nielson, Fowler & Dowling, Inc.
South Florida Kenetics, Inc. d/b/a                              Insurance & Bonds
South Florida Bioavailability Clinic                            5979 NW 151 Street, Miami Lakes, Florida 33014
11190 Biscayne Blvd.                                            Dade Tel: (350) 822-7800  Broward Tel: (954) 463-8601
Miami, FL  33181                                                Fax Number: (305) 362-2443

COVERAGE                           LIMITS   INCEPTION EXPIRATION       CARRIER         POLICY #    PREMIUM        COMMENTS
--------                           ------   --------------------       -------         --------    -------        --------
GENERAL LIABILITY                                9/30/99-00        Admiral Ins. Co.   A98AG05420   $ 8,500
General Aggregate Limit          $3,000,000                                                                  Includes Hired/Non-
Prod.-Comp/Op. Agg.              $3,000,000                                                                  Owned Auto 1000000 &
Pers. & Adv. Injury              $3,000,000                                                                  $5,000 BI/PD Deductible
Each Occurrence                  $3,000,000                                                                  Per Claim
Fire Damage                      $   50,000
Medical Expense                  Excluded

PROPERTY                                         9/30/99-00        Pacific Ins. Co.   ZG0015025     $10,666
11190 Biscayne Blvd., Miami, FL
Personal Property                $  350,000
Business Income                  $1,200,000
$2,500 Per Occurrence Deductible
$31,000 Per Occurrence Wind & Hail

AUTOMOBILE                                       1/26/00-01        National Casualty  CAO0126641    $ 5,330
Liability                        $1,000,000
Personal Injury Protection       $    1,000
Uninsured Motorist (Non-Stacked) $1,000,000
Comprehensive Deductible         $    1,000
Collision Deductible             $    1,000

We present this schedule so you may get an overall picture of your insurance protection. If you have policies from other insurance offices we suggest you add them to this list to present the compete picture. Please examine this schedule with particular reference to the amount of limits of you insurance. Today's property values and liability judgments are higher and insurance should be arranged to cover. Please refer to your policies for exact coverages provided. We will be glad to discuss this schedule with you at your convenience. Please call if you have any questions.

                             SCHEDULE OF INSURANCE

PREPARED FOR                                                                   A SERVICE OF:
SFBC International, Inc.;                                       Collinsworth, Alter, Nielson, Fowler & Dowling, Inc.
South Florida Kenetics, Inc. d/b/a                              Insurance & Bonds
South Florida Bioavailability Clinic                            5979 NW 151 Street, Miami Lakes, Florida 33014
11190 Biscayne Blvd.                                            Dade Tel: (350) 822-7800  Broward Tel: (954) 463-8601
Miami, FL  33181                                                Fax Number: (305) 362-2443

COVERAGE                           LIMITS   INCEPTION EXPIRATION       CARRIER         POLICY #    PREMIUM        COMMENTS
--------                           ------   --------------------       -------         --------    -------        --------
PROFESSIONAL LIABILITY                           9/30/99-00        Admiral Ins. Co.   A99PL09026   $49,410   Claims Made Policy
Each Claim                       $3,000,000                                                                  Retroactive Date
Each Aggregate                   $3,000,000                                                                  12/30/90
Deductible Per Claim             $    5,000                                                                  Including:
                                                                                                             Pharmacological
                                                                                                             Clinical Trials

WORKERS COMPENSATION                             1/16/00-01        Comp Options       UB151D904700  $10,644
Bodily Injury by Accident-
  Each Accident                  $  100,000
Bodily Injury by Disease-
  Policy Limit                   $  500,000
Bodily Injury by Disease-
  Each Employee                  $  100,000
  8832 @1,300,000


We present this schedule so you may get an overall picture of your insurance protection. If you have policies from other insurance offices we suggest you add them to this list to present the compete picture. Please examine this schedule with particular reference to the amount of limits of you insurance. Today's property values and liability judgments are higher and insurance should be arranged to cover. Please refer to your policies for exact coverages provided. We will be glad to discuss this schedule with you at your convenience. Please call if you have any questions.

                                  Schedule 7.3

                          Allocation of Purchase Price

[to be provided by SFBC]

                                Schedule 8.01(a)

              Transactions Outside the Ordinary Course of Business

None.

                                Schedule 9.02(k)

                           Non-Competition Agreements

The following individuals have executed Non-Competition Agreements in the form attached hereto:

Scott Davis
George K. Gessner

                                 Schedule 10.10

                                   Employment

Purchaser shall offer to employ the following individuals immediately after the
Closing:

                Last Name           First Name        Middle

                Beaver              Linda
                Buchanan            Noranda           S.
                Davis               David             Scott
                Gessner             George            K.
                Harris              Thomas            Grier
                Huselton            Brett             C.
                Kays                William           Todd
                Kelley              Jill              K.
                King                Jessica           W.
                Locke               Traci             A.
                Male                Dragana
                Phelps              Kimberly          J.
                Rhinevault          Patricia          J.
                Smith               Karolina          Gisela
                Sultzman            Pamela
                Watson              Judith            C.
                       Young        Stephen           G.




The employment of the following individuals will be terminated by PDA as of the
Closing:

None.

                                                            (561) 478-7077

                                                            mharris@flseclaw.com

                                  April 3, 2000

VIA FACSIMILE
Lynn Thorneburg, Esq.
Alston & Bird, LLP
1211 East Morehead Street
Charlotte, NC 28234

VIA FACSIMILE
Perry M. Kantner, Esq.
Kantner and Associates
661 Airport Boulevard, Ste. 2A
Ann Arbor, MI 48108

         Re:      SFBC International, Inc./Clinsite Closing

Gentlemen:

         This letter sets forth the agreement of our respective clients concerning the Asset Purchase Agreement by and among SFBC International, Inc., SFBC/Pharmaceutical Development, Inc., Pharmaceutical Development Associates, Inc., and Clinical Site Services Corp. dated as of March 29, 2000 (the "Agreement").

         The Agreement shall be amended and substituted pages inserted as follows:

                  Section 3.03(d) shall be revised by replacing "July 1" with "May 15" in the first sentence and 3.03(f)(ii) shall be revised by replacing "June" in the first sentence with "April".

         By substituting changed pages with the above dates, each of our clients agree that it is not necessary to re-circulate and re-execute the various agreements. We shall undertake to e-mail to you as soon as possible clean copies of revised documents containing the above changes.

         If anybody has any questions, please call me. I would appreciate if you would each execute a copy of this letter agreeing to the above arrangements.

                                                  Sincerely yours,

                                                  /s/ Michael D. Harris

                                                  Michael D. Harris

cc:      Mr. Arnold Hantman (via e-mail)

We hereby agree to the foregoing.

/s/ J. Lynn Thorneburg
-------------------------------------------
J. Lynn Thorneburg on
behalf of Alston & Bird, LLP,
Attorneys for Clinical Site Services Corp.,

Pharmaceutical Development Associates, Inc. and
S. Scott Davis

/s/ Perry M. Kantner
---------------------------------------------------
Perry M. Kantner, on behalf of
Kantner and Associates, as Attorneys for
White Pines Ltd./Pacific Capital and other Lenders
referenced in the Asset Purchase Agreement.